SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

VISHAY PRECISION GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.

[ ]	Fee paid previously with preliminary materials:

[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VISHAY PRECISION GROUP, INC.
3 GREAT VALLEY PARKWAY
SUITE 150
MALVERN, PENNSYLVANIA 19355

April 14, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Vishay Precision Group, Inc., to be held at 9:00 a.m., local time, on Thursday, May 26, 2022. Due to uncertainties regarding the ongoing public health impact of the COVID-19 pandemic, the meeting will be held in a virtual format via the internet.

During the annual meeting, we will discuss each item of business described in the attached Notice of Annual Meeting of Stockholders and proxy statement and provide a report on Vishay Precision Group’s business operations. There will also be time for questions.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Vishay Precision Group. We hope you will be able to attend the annual meeting. Whether or not you expect to attend the annual meeting, and regardless of the number of shares you own, it is important to us and to our business that your shares are represented and voted at the annual meeting. Therefore, you are encouraged to vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card, so that your shares will be represented and voted at the 2022 Annual Meeting. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.

Sincerely,

/s/ Marc Zandman
Marc Zandman
Chairman of the Board of Directors

VISHAY PRECISION GROUP, INC.
3 GREAT VALLEY PARKWAY
SUITE 150
MALVERN, PENNSYLVANIA 19355

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 26, 2022

The 2022 Annual Meeting of Stockholders of Vishay Precision Group, Inc. will be held on Thursday, May 26, 2022 at 9:00 a.m., local time. Due to uncertainties regarding the ongoing public health impact of the COVID-19 pandemic, the meeting will be held in a virtual format via the internet. You will be able to attend the 2022 Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/VPG2022.

The meeting will be held to consider and act upon:

1.	The election of eight directors to hold office until the annual meeting of stockholders in 2023;

2.	The ratification of the appointment of our independent registered public accounting firm for fiscal year 2022;

3.	The advisory vote on executive compensation of named executive officers;

4.	The approval of the Vishay Precision Group, Inc. 2022 Stock Incentive Plan; and

5.	Such other business as may be brought properly before the meeting.

Our stockholders of record at the close of business on April 1, 2022 will be entitled to vote at the annual meeting or at any adjournment thereof. Whether or not you expect to attend the meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions under the heading “How do I vote my shares? Can I vote electronically?” on page 3 of this proxy statement; the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail; or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

/s/ William M. Clancy
William M. Clancy
Chief Financial Officer and Corporate Secretary

Malvern, Pennsylvania
April 14, 2022

Important Notice of Internet Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 26, 2022.

The Proxy Statement for the 2022 Annual Meeting of Stockholders and our 2021 Annual Report to
Stockholders are available for view on the Investor Relations page of our website:

https://ir.vpgsensors.com

VISHAY PRECISION GROUP, INC.
3 GREAT VALLEY PARKWAY
SUITE 150
MALVERN, PENNSYLVANIA 19355
________________
PROXY STATEMENT
________________

The accompanying proxy is solicited by the Board of Directors of Vishay Precision Group, Inc. for use at the 2022 Annual Meeting of Stockholders to be held on Thursday, May 26, 2022 at 9:00 a.m., local time. Due to uncertainties regarding the ongoing public health impact of the COVID-19 pandemic, the meeting will be held in a virtual format via the internet.
ABOUT THE MEETING
Why are we holding the 2022 Annual Meeting?
As a matter of good corporate practice, and in compliance with applicable corporate law and the rules of the New York Stock Exchange ("NYSE"), we hold a meeting of stockholders annually. This year’s meeting will be held on May 26, 2022. There will be at least four items of business that must be voted on by our stockholders at the meeting, and our Board of Directors (the “Board”) is seeking your proxy to vote on these items. This proxy statement contains important information about Vishay Precision Group, Inc. and the matters that will be voted on at the meeting. Please read these materials carefully so that you have the information you need to make informed decisions. Throughout this proxy statement, we will refer to ourselves as “Vishay Precision Group, Inc.,” “VPG,” “we,” “our,” or the “Company.”
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this proxy statement and our 2021 Annual Report to Stockholders, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which is being mailed to our stockholders on or about April 14, 2022, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.
What is a proxy?
A proxy is your legal designation of another person to vote the shares of stock that you own. The person you designate to vote your shares is also called a proxy. When you submit a proxy, the people named on the proxy card are required to vote your shares at the annual meeting in the manner you have instructed.
What is the record date and why is it important?
The record date is the date used by our Board to determine which stockholders are entitled to receive notice of, and vote on the items presented at, the annual meeting. Our Board established April 1, 2022 as the record date for the 2022 Annual Meeting.
What is the difference between “Stockholders of Record” and “Beneficial Owners”?
If your shares are registered directly in your name with our transfer agent, you are considered to be the stockholder of record of those shares. The Notice or this proxy statement, annual report and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” The Notice or this proxy statement, the annual report, and voting instruction form have been forwarded to you by your broker, bank, or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.
Who can attend the meeting?
All stockholders as of the record date, or their duly appointed proxies, are invited to attend the meeting. Due to uncertainties regarding the ongoing public health impact of the COVID-19 pandemic, the meeting will be held in a virtual format via the internet. Stockholders may participate in, and may vote and ask questions at, the annual meeting by visiting the following website: www.virtualshareholdermeeting.com/VPG2022. To participate in or vote or ask questions at the annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

What proposals will I be voting on and how does the Board of Directors recommend I vote?
The Board’s recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:
•FOR the election of eight directors to hold office for terms of one year or until their successors are duly elected and qualified (see Proposal One);
•FOR the ratification of the appointment of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (see Proposal Two);
•FOR the approval, on an advisory basis, of the compensation for our named executive officers (see Proposal Three);
•FOR the approval of the Vishay Precision Group, Inc. 2022 Stock Incentive Plan (see Proposal Four); and
•for or against any other matters that come before the 2022 Annual Meeting, as the proxy holders deem advisable.
Does VPG have more than one class of stock outstanding?
We have two classes of stock outstanding, common stock and Class B common stock. On the record date, there were 12,621,057 shares of common stock and 1,022,887 shares of Class B common stock outstanding and entitled to vote.
What are the voting rights of each class of stock?
Each share of common stock will be entitled to one vote and each share of Class B common stock will be entitled to 10 votes with respect to each matter to be voted on at the annual meeting.
A list of stockholders entitled to vote at the annual meeting will be available for examination by VPG’s stockholders during ordinary business hours for a period of ten days prior to the annual meeting at our headquarters, 3 Great Valley Parkway, Suite 150, Malvern, Pennsylvania 19355. A stockholder list will also be available for examination at the annual meeting.
What constitutes a quorum?
A quorum is the minimum number of votes required to be present at the annual meeting to conduct business. As set forth in VPG’s by-laws, the holders of a majority of the votes represented by the outstanding shares of common stock and Class B common stock, voting together as a single class, present virtually, or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting.
What vote is required to approve each proposal?

On each matter to be voted on at the 2022 Annual Meeting, the holders of common stock and Class B common stock will vote together as a single class. Assuming a quorum is present, the vote required and method of calculation for the proposals to be considered at the annual meeting are as follows:
•Proposal One. The election of eight directors to hold office for terms of one year, or until their successors are duly elected and qualified. Directors will be elected by a plurality of the votes cast, which means that the eight nominees receiving the most "FOR" votes will be elected.
•Proposal Two. The ratification of the appointment of our independent registered public accounting firm for fiscal year 2022 requires the affirmative vote of a majority of the votes cast on Proposal Two.
•Proposal Three. The advisory approval of our executive compensation requires the affirmative vote of a majority of the votes cast on Proposal Three.
•Proposal Four. The approval of the Vishay Precision Group, Inc. 2022 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast on Proposal Four.
•Other Matters. Aside from the four proposals above, we are not aware of any other matter to be presented at the 2022 Annual Meeting.
How are abstentions, broker non-votes and withholding of authority considered?
Shares represented by proxies that are properly marked “abstain” will be counted for purposes of determining the presence of a quorum at the 2022 Annual Meeting. Abstentions will have no effect on the election of directors under Proposal One or on the vote under Proposal Two, Proposal Three or Proposal Four.
Brokers holding shares for beneficial owners in street name must vote those shares according to specific instructions they receive from the beneficial owners. If instructions are not received, brokers may only vote the shares, in their discretion, on matters for which they are not precluded from exercising their discretion by the rules of the NYSE. Under the NYSE rules, a broker is permitted to vote shares on routine matters, which do not include the election of directors or the approval, on an advisory basis, of a resolution approving our executive compensation, or the approval of an equity incentive plan. Accordingly, brokers may not vote in their discretion only on either Proposal One, Proposal Three or Proposal Four. For your vote to be counted with respect to any Proposal, you will need to communicate your voting instructions to your bank, broker or other holder of record before the date of the 2022 Annual Meeting.
A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will be counted in determining whether there is a quorum at the annual meeting but will not be regarded as votes cast. Because the Company has a plurality voting standard for the election of directors and because the other proposals on the agenda will be determined by a majority of the votes cast, broker non-votes will have no effect on the outcome of the vote on any of the proposals.

A stockholder’s withholding of authority to vote for a director nominee will not be counted as a vote and has no legal effect.
How do I vote my shares? Can I vote electronically?
If you are a stockholder of record of our common stock as of the record date, there are four ways to vote:
•On the Internet. You can vote over the Internet at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions on your proxy card. You will need the 16-digit control number included on your proxy card.
•Over the Phone. You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week, and following the instructions on your proxy card.
•By Mail. If you requested a copy of our proxy materials by mail, you may complete, sign and mail your enclosed proxy card to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

•Virtually, during the meeting. You may vote at the annual meeting.
The shares represented by your proxy, whether voted using the Internet, by phone, or mail, will be voted as directed with respect to each of the proposals set forth in the proxy statement, OR, if no direction is indicated by your proxy for a proposal, in accordance with the recommendation of the Board.
You may either vote “for all” or “withhold” your vote for the election of the director nominees under Proposal One, or you may vote for only some of the nominees. You may vote “for,” “against,” or “abstain” on Proposal Two, Proposal Three and Proposal Four.
Whether or not you plan to attend the meeting, we strongly encourage you to vote by proxy prior to the meeting.
Can I change my vote after I return my proxy card?
Yes. You may revoke your proxy at any time before it is voted at the 2022 Annual Meeting. In order to revoke your proxy, you may either:
•sign, and timely return, another proxy card bearing a later date;
•provide written notice of the revocation to VPG’s Corporate Secretary; or
•attend the annual meeting and vote during the meeting.
If your shares are held in a stock brokerage account or by a bank or other nominee, you must follow the instructions provided by your broker, bank, or nominee on how to revoke your proxy.

What will happen if I provide my proxy but do not vote on one or more proposals?
If you are a stockholder of record, you should provide voting instructions for all proposals appearing on the proxy card. The persons named as proxies on the enclosed proxy card will vote your shares according to your instructions. However, if you fail to provide instructions on how you want your shares to be voted, properly signed and dated proxies will be voted in accordance with the recommendation of the Board.
If you hold your shares in “street name,” you should provide voting instructions for all proposals appearing on the proxy card to your broker, bank, or other holder of record. If you do not provide voting instructions for all proposals, your broker, bank, or other holder of record might not be authorized to vote your shares on certain matters, in which event they will be recorded as “broker non-votes.” See the discussion under the heading “How are abstentions, broker non-votes and withholding of authority considered?” above.

What will happen if I do not provide my proxy?
If you are a stockholder of record, your shares will not be voted unless you attend the 2022 Annual Meeting and vote your shares during the meeting.
If you are the beneficial owner of shares held in street name, your broker, bank, or other holder of record might not be authorized to vote your shares on certain matters and they will be recorded as “broker non-votes.” See the discussion under the heading “How are abstentions, broker non-votes and withholding of authority considered?” above.

Who paid to send me the proxy materials?
The cost of production and mailing of proxy materials, and the solicitation of proxies, is borne by VPG. The Board may use the services of VPG’s directors, officers and other regular employees to solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such fiduciaries, and VPG will reimburse them for the reasonable expenses incurred by them in so doing.

Who is assuming the expense of the proxy solicitation?

VPG engaged Alliance Advisors, LLC to assist with the solicitation of proxies and provide related advice and informational support for a services fee and reimbursement of customary disbursements, the total of which is not expected to exceed $10,000.

Are there any stockholders who own more than 5% of VPG’s shares or voting power?
According to filings made with the SEC, Dimensional Fund Advisors LP, Renaissance Technology LLC and BlackRock, Inc. each own greater than 5% of VPG’s outstanding common stock.

Ruta Zandman, Ziv Shoshani and Marc Zandman are co-trustees of a family trust which holds 3,010 shares of common stock and 615,487 shares of Class B common stock, representing less than 1% of our common stock and approximately 60% of our class B common stock, respectively, and, together, 27.0% of the aggregate voting power of the outstanding capital stock of the Company. Additionally, pursuant to a voting agreement with certain third parties, Mrs. Zandman has the power to direct the voting of 171,609 shares of Class B common stock held by such third parties. Therefore, Ruta Zandman controls, solely or on a shared basis with Marc Zandman and Ziv Shoshani, approximately 34.5% of the total voting power of our capital stock; Marc Zandman controls, solely or on a shared basis with Ruta Zandman and Ziv Shoshani, approximately 27.0% of the total voting power of our capital stock; and Ziv Shoshani controls, solely or on a shared basis with Ruta Zandman and Marc Zandman, approximately 27.8% of the total voting power of our capital stock. Each of Ruta Zandman, Marc Zandman, Ziv Shoshani and the family trust intend to vote FOR ALL nominees, and FOR Proposal Two, Proposal Three and Proposal Four. Pursuant to an agreement relating to the family trust, each of them is required to cause shares controlled by the trust to be voted in support of the election of Messrs. Shoshani and Zandman as directors of the Company.
See “Security Ownership of Certain Beneficial Owners and Management” for more information. Except as described above, none of these 5% or greater stockholders have indicated their intentions to VPG regarding matters to be voted on at the annual meeting.

GOVERNANCE OF THE COMPANY

How is VPG governed?
At VPG, day-to-day business activities are carried out by our employees under the direction and supervision of Ziv Shoshani, our Chief Executive Officer (“CEO”). The Board oversees these activities. In doing so, each director is required to apply his or her business judgment in the best interests of VPG and its stockholders. The Board’s primary responsibilities include:
•Review of our performance, strategies, and major decisions;
•Oversight of our compliance with legal and regulatory requirements and the integrity of our financial statements;
•Oversight of management, including review of the CEO’s performance and succession planning for key management roles; and
•Oversight of compensation for the CEO, key executives and the Board, as well as oversight of compensation policies and programs for all employees.
Additional description of the Board’s responsibilities is included in our Corporate Governance Principles document, which is available to stockholders on our website and in print upon request, as described in this proxy statement.
Where can I find more information about the corporate governance practices of VPG?
Various corporate governance related documents are available on our website, including:
•Corporate Governance Principles
•Code of Business Conduct and Ethics
•Code of Ethics Applicable to the Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer or Controller
•Policy Regarding Qualifications of Directors
•Audit Committee Charter
•Nominating and Corporate Governance Committee Charter
•Compensation Committee Charter
To view these documents, access our Investor Relations page at https://ir.vpgsensors.com and click on “Governance” and then "Governance Documents." Any of these documents can be obtained in print by any stockholder upon written request to VPG’s investor relations department.
We intend to post any amendments to, or any waivers from, a provision of our Code of Ethics Applicable to the Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer or Controller on our website.
What is the composition of our Board of Directors?
VPG has a single class of directors, all of whom are elected annually. The number of directors is fixed by the Board, subject to a maximum of nine directors as provided in the Company’s charter documents. There are currently eight members of the Board. As described in Proposal One, all of our directors are nominated to serve for a term expiring at the annual meeting of stockholders in 2023.
Biographical information on each of the directors is included in Proposal One.
How does the Board determine which directors are considered independent?
The Board has determined that, to be considered independent, an outside director may not have a direct or indirect material relationship with VPG. A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of VPG and its stockholders. The materiality standard applied by the Board includes, but is not limited to, the disqualifying relationships set forth in the governance listing standards of the NYSE.
Accordingly, the Board has concluded that Janet Clarke, Wesley Cummins, Sejal Shah Gulati, Bruce Lerner, Saul Reibstein and Timothy Talbert qualify as independent directors. The Audit Committee, the Nominating and

Corporate Governance Committee, and the Compensation Committee of the Board are composed entirely of independent directors.

How often did the Board meet during 2021?
The Board met seven times during 2021. In 2021, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and any Committee on which such director served during their period of Board service. All of our seven directors then in office attended the 2021 annual meeting of stockholders. It is the policy of the Board that directors are expected to attend the 2022 Annual Meeting and all future annual meetings of stockholders.
What is the role of the Board’s Committees?
Nominating and Corporate Governance Committee - The functions of the Nominating and Corporate Governance Committee include identifying individuals qualified to become members of the Board; selecting and recommending that the Board approve the director nominees for the next annual meeting of stockholders; developing and recommending to the Board a set of corporate governance principles for VPG; overseeing the evaluation of the Board and the management of VPG; administering VPG’s Related Party Transactions Policy; and performing other related functions specified in the Committee’s charter. A copy of the Committee’s charter is available to stockholders on our website and in print upon request.
The chair of the Nominating and Corporate Governance Committee is designated under our Corporate Governance Principles to preside at the executive sessions of the Board’s non-management directors. The current chair of the Nominating and Corporate Governance Committee is Mr. Talbert.
Audit Committee - The functions of the Audit Committee include overseeing VPG’s accounting and financial reporting processes; overseeing the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting; assisting the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independence and qualifications of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm; and performing other related functions specified in the Committee’s charter. The Audit Committee consists of three non-management directors, each of whom satisfies the independence requirements of the rules of the SEC and the governance listing requirements of the NYSE. All of the members of the Committee also satisfy the financial literacy requirements of the NYSE and the Board has determined that Mr. Reibstein, the chair of the Committee, qualifies as an audit committee financial expert under the rules of the SEC. A copy of the Committee’s charter is available to stockholders on our website and in print upon request.
Compensation Committee - The functions of the Compensation Committee include evaluating the performance of the Company’s executive officers and, based on this evaluation, determining and approving the compensation of the executive officers; making recommendations to the Board with respect to, and administering, our incentive compensation plans and equity based compensation plans; and performing other related functions specified in the Committee’s charter. The Compensation Committee is authorized, within the limits of the Company’s Amended and Restated 2010 Stock Incentive Program, as amended (the “2010 Stock Incentive Program”), to determine the individuals who are to receive awards; the type of awards, including stock, stock options, restricted stock and restricted stock units (“RSUs”), and the vesting requirements with respect to those awards, and to administer and interpret the 2010 Stock Incentive Program. Ms. Clarke is the chair of this Committee. A copy of the Committee’s charter is available to stockholders on our website and in print upon request.
Board Leadership Structure and Role in Risk Oversight
The Board believes that it is important to retain the flexibility to combine or separate the responsibilities of the offices of Chairman of the Board and CEO, as may be in the best interests of the Company from time to time.
The significant experience of Mr. Marc Zandman, our Chairman, with the business of the Company (both before and after its spin-off from Vishay Intertechnology, Inc. (“Vishay Intertechnology”)) uniquely qualifies him to serve as the Board’s non-executive Chairman. At the same time, the active membership of our CEO, Mr. Ziv Shoshani, assures our Board of the benefit of his comprehensive knowledge of the Company’s business, day-to-day operations, industry and competitive challenges.
Management continually monitors the material risks facing the Company, including financial risk, strategic risk, operational risk, corporate governance risk, and legal and compliance risk. The Board is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. Although the Board is ultimately responsible for risk oversight at the Company, the Board has delegated to certain Committees oversight responsibility for those risks that are directly related to their respective areas of focus.
•The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management, including our major financial risk exposures, and oversees the steps management has taken to monitor and control those exposures.

•The Compensation Committee considers risk issues when establishing and administering our compensation programs for executive officers and other key personnel.

•The Nominating and Corporate Governance Committee oversees corporate governance risks, including matters relating to the composition and organization of the Board and recommends to the Board how its effectiveness can be improved by changes in its composition and organization.
Each of these Committees routinely reports to the Board on the management of these specific risk areas. To permit the Board and its Committees to perform their respective risk oversight roles, individual members of management who supervise the Company’s risk management report directly to the Board or the relevant committee of the Board responsible for overseeing the management of specific risks, as applicable. For this purpose, management has a high degree of access and communication with the Board and its Committees.
The Board believes that open and constructive communication between management and the Board is essential for effective risk management and oversight. Members of the Company’s senior management regularly attend Board and committee meetings and are available to address any questions or concerns raised on matters related to risk management. The Board and its Committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board.

The following table summarizes the composition of these Committees during 2021:

Nominating &
Corporate
		Governance	Compensation
Name (1)	Audit Committee	Committee	Committee
Marc Zandman	—	—	—
Janet Clarke	*	—	**
Wesley Cummins	—	—	—
Bruce Lerner	—	*	—
Saul Reibstein	**	*	*
Ziv Shoshani	—	—	—
Timothy Talbert	*	**	*

No. of meetings during 2021	7	3	2
____________________

*	– Member

**	– Chair

(1)	Sejal Shah Gulati became a director of the Company effective January 1, 2022. Ms. Gulati is not a member of any committee of the Board.
How does the Board select nominees for the Board?
In selecting candidates for nomination at the annual meeting of our stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at the meeting desire, and are qualified, to continue their service on the Board. We are of the view that the repeated service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure and contributing to the Board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board; who the Committee believes will continue to make important contributions to the Board; and who consent to stand for re-election and, if re-elected, to continue their service on the Board. If there are Board positions for which the Committee will not be re-nominating a qualified incumbent, the Committee will solicit recommendations for nominees from persons who the Committee believes are likely to be familiar with qualified candidates, including members of the Board and senior management.
The Nominating and Corporate Governance Committee may also engage a search firm to assist in identifying qualified candidates. If such a search firm is engaged, the Committee sets the fees and scope of engagement. The Nominating and Corporate Governance Committee will review and evaluate each candidate who it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Committee, the existing composition and mix of talent and expertise on the Board and other factors that it deems relevant. In conducting its review and evaluation, the Nominating and Corporate Governance Committee may solicit the views of management and other members of the Board and may, if deemed helpful, conduct interviews of proposed candidates. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other persons, except that the Committee may consider, as one of the factors in its evaluation of stockholder-recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of VPG and whether the stockholders intend to continue holding that interest through the annual meeting date.
What qualifications must a director have?
Under a policy formulated by our Nominating and Corporate Governance Committee, we generally require that all candidates for director:
•be persons of integrity and sound ethical character;
•be able to represent all stockholders fairly;
•have no interests that materially conflict with those of VPG and its stockholders;
•have demonstrated professional achievement;
•have meaningful management, advisory or policy making experience;
•have a general appreciation of the major business issues facing VPG; and
•have adequate time to devote to serve on the Board.

A limited exception to some of these requirements, other than the requirements of integrity and ethics and the absence of material conflict, may be made for a holder of substantial voting power. Directors may not stand for re-election after the age of 75 unless the Board makes an affirmative determination that, because of the importance and value of the continued service of a director, the retirement policy should be waived, except that no director may stand for re-election after age 85. This policy does not apply to any person who controls more than 20% of the voting power of the Company. Mr. Talbert has reached age 75, and the Board has made an affirmative determination to waive the retirement policy with respect to Mr. Talbert for his nomination for re-election at the 2022 Annual Meeting. We also require that a majority of directors be independent; at least three of the directors have the financial literacy necessary for service on the audit committee and at least one of these directors qualifies as an audit committee financial expert; at least some of the independent directors have served as senior executives of public or substantial private companies; and at least some of the independent directors have general familiarity with the major industries in which we operate. Additionally, while the Company does not have a formal policy with respect to the consideration of diversity in identifying director candidates, the benefits of board diversity are considered in the nominations process, including diversity of background and experience. A copy of the Company’s Policy Regarding Qualifications of Directors is available to stockholders on our website.
Can I recommend a nominee for director?
Yes. The Nominating and Corporate Governance Committee will consider recommendations for director nominations submitted by stockholders entitled to vote generally in the election of directors. Submissions must be made in accordance with the Nominating and Corporate Governance Committee’s procedures, as outlined herein and set forth on our website. For each annual meeting of our stockholders, the Nominating and Corporate Governance Committee will accept for consideration only one recommendation per stockholder or affiliated group of stockholders. The Nominating and Corporate Governance Committee will only consider candidates who satisfy our minimum qualifications for director, as summarized in this proxy statement and as set forth on our website. Stockholders should be aware, as discussed herein, that it is our general policy to re-nominate qualified incumbent directors and that, absent special circumstances, the Committee will not nominate other candidates when a qualified incumbent director consents to stand for re-election.
A stockholder wishing to recommend to the Nominating and Corporate Governance Committee a candidate for election as director must submit the recommendation in writing, addressed to the Committee, care of our Corporate Secretary, at Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, PA 19355. Submissions must be made by mail, courier, or personal delivery. E-mailed submissions will not be considered. Submissions recommending candidates for election at an annual meeting of stockholders must generally be received no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. However, in the event that the date of an annual meeting of stockholders is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission must be made a reasonable time in advance of the mailing of our proxy statement for the current year. Each nominating recommendation must be accompanied by the information called for by our “Procedures for Securityholders’ Submission of Nominating Recommendations,” which is available upon request. This includes specified information concerning the stockholder or group of stockholders making the recommendation and the proposed nominee, any relationships between the recommending stockholder or stockholders and the proposed nominee and the qualifications of the proposed nominee to serve as director. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and elected and the agreement of the nominee to be contacted by the Committee, if the Committee decides in its discretion to do so.
In addition to being entitled to make a recommendation that the Committee nominate a candidate for election as a director, stockholders are also entitled to nominate candidates themselves for election to the Board at a meeting of stockholders, by providing the necessary information by the applicable deadlines. See the discussion under the heading “Stockholder Proposals and Nominations for the 2023 Annual Meeting” below.
How do stockholders and others communicate with the Board?
VPG stockholders may communicate with the Board, any Committee of the Board or any individual director, and any interested party may communicate with the non-management directors of the Board as a group, by delivering such communications either in writing addressed to our Corporate Secretary at Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, PA 19355; or by e-mail to boardofdirectors@vpgsensors.com. Communications should not exceed 1,000 words.
All communications must be accompanied by the following information: (i) if the person submitting the communication is a securityholder, a statement of the type and amount of the securities of VPG that the person holds; (ii) if the person submitting the communication is not a securityholder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in VPG; (iii) any special interest, meaning an interest not in the capacity as a stockholder of VPG, of the person in the subject matter of the communication; and (iv) the address, telephone number and e-mail address, if any, of the person submitting the communication. Communications addressed to directors may, at the direction of the directors, be shared with VPG’s management.

DIRECTOR COMPENSATION
Under the Company's 2014 Non-Employee Director Compensation Plan (as amended the “NEDC Plan”), each non-employee director receives an annual retainer fee of $35,000 for serving on the Board, excluding the Chairman, who receives an annual retainer fee of $75,000 for his service. In addition, under the NEDC Plan, the chair of the Audit Committee receives an annual retainer of $15,000, and the chairs of the Compensation Committee and the Nominating and Governance Committee each receive an annual retainer of $10,000 for their services as chair of their respective committees. Under the NEDC Plan, the retainer fees for the independent directors are paid in equal quarterly installments in advance and beginning with a payment due on the date of the annual meeting. Such annual retainer fees are pro-rated for a partial year of service by a non-employee director elected to the board between annual meetings.
Under the NEDC Plan, each of our non-employee directors was granted RSUs worth $55,000 effective immediately upon their election at the 2021 annual meeting. The number of RSUs granted is based on the average closing price of our common stock on the New York Stock Exchange for the five consecutive trading days immediately preceding the date of grant. These grants will vest on May 27, 2022 (the first anniversary of their grant date), subject to each non-employee director's continued service on the board. The grant-date fair value of RSUs is recognized over the vesting period. For directors appointed between annual meetings, the amount of the stock grant is pro-rated for a partial year of service by the non-employee director and vests on the date of the first annual meeting after the date of grant subject to the director’s continued service on the board.
Our director who is also an employee of VPG (our Chief Executive Officer) did not receive any additional compensation for his service as a director. See the discussion herein under the heading “Executive Compensation.”
The following table provides information with respect to the compensation paid or provided to the Company’s non-management directors during 2021:

		Stock
		Awards
Name (3)	Fees Paid	(1)	Total
Janet Clarke	$45,000	$87,755	$132,755
Wesley Cummins	$35,000	$87,755	$122,755
Bruce Lerner	$35,000	$87,755	$122,755
Saul Reibstein	$50,000	$87,755	$137,755
Timothy Talbert	$45,000	$87,755	$132,755
Marc Zandman (2)	$75,000	$87,755	$162,755

____________________

(1)	The amounts presented in the table represent the aggregate grant-date fair value of the RSUs computed in accordance with FASB ASC Topic 718 and the assumptions as set forth in Note 10 of our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on March 4, 2022

(2)	Non-Executive Chairman of the Board.

(3)	Sejal Shah Gulati became a director of the Company effective January 1, 2022.

PROPOSAL ONE
ELECTION OF DIRECTORS
Eight directors serving on the Board are nominated for re-election, with a term expiring at the annual meeting of stockholders in 2023. Each of the nominees has consented to serve if elected.
If any nominee for director becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board may propose. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.
The following table summarizes the Company's current directors:

Name	Age	Director Since
Janet Clarke	69	2016
Wesley Cummins	44	2017
Sejal Shah Gulati	48	2022
Bruce Lerner	56	2017
Saul Reibstein	73	2010
Ziv Shoshani	55	2009
Timothy Talbert	75	2010
Marc Zandman (1)	60	2010
____________________

(1)	Non-Executive Chairman of the Board.
Nominees for Election as Directors – Terms Expiring 2023
Marc Zandman is the non-executive Chairman of our Board. Mr. Zandman was elected Executive Chairman of the board of directors of Vishay Intertechnology in 2011 after serving as Vice Chairman for Vishay Intertechnology since 2003; a director of Vishay Intertechnology since 2001; and President of Vishay Israel Ltd. since 1998. In addition to these positions, Mr. Zandman was appointed Chief Business Development Officer of Vishay Intertechnology as of June 2011 and Chief Administration Officer of Vishay Intertechnology as of January 1, 2007; served as Group Vice President of Vishay Intertechnology Measurements Group from 2002 to 2004; and served in various other capacities with Vishay Intertechnology since 1984.  He is the son of the late Dr. Felix Zandman, the founder and former Executive Chairman of Vishay Intertechnology.  Mr. Marc Zandman’s dedicated service to Vishay Intertechnology and extensive knowledge of our business give him valuable experience facing issues relevant to our Company.
Ziv Shoshani is our Chief Executive Officer and President, and has been since our spin-off as an independent public company in July, 2010. He also serves on the Board. Mr. Shoshani was Chief Operating Officer of Vishay Intertechnology from January 1, 2007 to November 1, 2009. During 2006, he was Deputy Chief Operating Officer of Vishay Intertechnology. Mr. Shoshani was Executive Vice President of Vishay Intertechnology from 2000 to 2009 with various areas of responsibility, including Executive Vice President of the Capacitors and the Resistors businesses, as well as heading the Measurements Group and Foil Divisions. Mr. Shoshani had been employed by Vishay Intertechnology since 1995. He continues to serve on the Vishay Intertechnology board of directors. Mr. Shoshani is a nephew of the late Dr. Felix Zandman, the founder of Vishay Intertechnology. Mr. Shoshani’s long-standing dedication to our Company, exemplified by his extensive management experience and experience on the Vishay Intertechnology board of directors, provides him with valuable insight into the business and the operation of our Company and makes him a valuable advisor to the Board.

Janet M. Clarke. Ms. Clarke is the founder of Clarke Littlefield LLC, a marketing technologies advisory firm, and has served as its President since June 2003. Prior to founding Clarke Littlefield, she served in executive and management roles at DealerTrack, Inc., a privately held automotive finance technology services company; KnowledgeBase Marketing, a subsidiary of Young and Rubicam, Inc.; and Citibank for Citigroup’s consumer business. Ms. Clarke has served as a director for Cox Enterprises, Inc., a private company, since 2007, where she also serves as Chair of the Compensation Committee and as a member of the Audit Committee. Ms. Clarke served as a director for Asbury Automotive Group, Inc. (NYSE: ABG) from April 2005 until April 2015, where she also served as a member of the Audit Committee from April 2005 to January 2009 and from October 2012 to May 2014; as a member of the Human Resources and Compensation Committee from April 2005, and was appointed Chair of the Committee in August 2006, to April 2015; and as a member of the Governance Committee from November 2006 to April 2015. Ms. Clarke was also a director and a member of the Audit Committee and the Chair of the Compensation Committee of ExpressJet Holdings, Inc. (NYSE: XJT) from 2001 to 2011. Ms. Clarke earned a Bachelor Degree in Architecture from Princeton University and has completed the Advanced Management Program at the Harvard Business School. Ms. Clarke offers significant business experience to our Board, particularly in the areas of marketing and marketing technology, as a result of the various executive and management positions she has held in corporations of various sizes. In addition, given the public and private company directorships that she has held during her career, Ms. Clarke has a broad range of experience as a director and a deep understanding of board oversight and the exercise of appropriate diligence, which makes her a valuable addition to the VPG Board.

Wesley Cummins. Wes Cummins currently serves as the CEO and Chairman of Applied Blockchain (OTC: APLD) and is one of that company’s cofounders. Mr. Cummins was also the founder and CEO of 272 Capital LP, a registered investment advisor, which focused primarily on investing in technology hardware, software and services companies. Mr. Cummins sold 272 Capital LP to B. Riley Financial (Nasdaq: RILY) in 2021. Following the sale, he joined B. Riley as President of B. Riley Asset Management, the institutional asset management arm of B. Riley. Mr. Cummins has been a technology investor for over 20 years and held various positions in capital markets including positions at investment banks and institutional asset management firms. Prior to founding 272 Capital, Mr. Cummins led technology investing at Nokomis Capital, L.L.C., an investment advisory firm. Mr. Cummins serves as a member of the Board of Sequans Communications S.A. (NYSE: SQNS), a fabless designer, developer and supplier of cellular semiconductor solutions for massive, broadband and critical Internet of Things (IoT) markets. Mr. Cummins holds a BSBA from Washington University in St. Louis where he majored in finance and accounting. Mr. Cummins’s experience in investment banking and capital markets lends a valuable perspective to the VPG Board.

Sejal Shah Gulati. Ms. Gulati is currently the Chief Growth Officer at NOW™, a B2B payments start-up that helps businesses accelerate invoice payments, and has served in such position since October 2021. From January 2021 to October 2021, Ms. Gulati served as Senior Vice President and Growth Leader at Genpact Limited, a NYSE-listed global services firm focused on delivering digital transformation for hundreds of Fortune 500 companies. From 2017 to 2020, she served as General Manager and Vice President of Global Commercial Services for American Express. From 2016 to 2017, Ms. Gulati served as Chief Marketing Officer for EZETAP, a venture-funded start-up company that facilitated B2B payments. Prior to founding and serving from 2006 to 2016 as Chief Executive Officer of Time Inc. India/TAS Analytical Services, a media analytics company serving Time Inc. and Time Warner, Ms. Gulati was the Director of Sales and Marketing for a number of Time Inc. publications, where she earned several industry awards for innovation. Ms. Gulati earned her Bachelor of Arts degree from Princeton University and an MBA from Harvard Business School. She previously served as a Trustee of Princeton University and was the President of the Harvard Business School Alumni Board. Ms. Gulati’s expertise in digital marketing and business management lend a valuable perspective to the VPG Board.

Dr. Bruce Lerner. Dr. Lerner serves as President of HollyFrontier Lubricants and Specialties LLC, a division of HollyFrontier Corporation, which produces various oils, waxes, greases, petroleum jellies and other natural and synthetic lubricants. He has held this role since 2020. He was formerly President and Chief Executive Officer of PeroxyChem, LLC, a private equity-backed, global specialty chemicals company, a position he held from 2014 to 2020. From 2007 to 2014, he served as vice president and global business director with FMC Peroxygens. Dr. Lerner began his career in 1993 as a staff chemist at Engelhard Corporation and continued, through acquisition, at BASF Corporation From 2007 - 2020, Dr. Lerner served as a board member and director for Thai Peroxide Ltd., a joint-venture chemicals company based in Thailand serving Asia. He currently serves on the board of ORS-Medco, a private company providing products and services in distribution of industrial tools and supplies and after-market automotive parts and supplies. Dr. Lerner earned his Bachelor of Science degree from the University of

Massachusetts at Amherst and his Master of Science degree in Industrial Chemistry from the University of Central Florida. He earned his Ph.D. in Inorganic Chemistry from Northwestern University in 1993. Dr. Lerner is the author of more than 25 peer-reviewed publications and patents. Dr. Lerner’s operating experience as a president and CEO of global companies combined with his technology expertise and extensive international business experience allows him to provide significant contribution to the VPG Board.
Saul V. Reibstein. Mr. Reibstein served as Executive Vice President, Chief Financial Officer and Treasurer of Penn National Gaming, Inc. (NASDAQ: PENN) until December 31, 2016, where he also served on the board of directors and as chairman of the audit committee from June 2011 until his appointment as Senior Vice President and Chief Financial Officer in November 2013.  Mr. Reibstein was employed as an executive advisor by Penn National Gaming during the first part of 2017, after which he retired. Effective March 21, 2018, Mr. Reibstein was again appointed to the board of directors of Penn National Gaming. From 2004 until joining Penn National Gaming as an executive, Mr. Reibstein served as a member of the senior management team of CBIZ, Inc., a New York Stock Exchange-listed professional services company, where, as Executive Managing Director, he was responsible for the management of the CBIZ New York City Financial Services office operations and the overall international activities of the Financial Services Group. Mr. Reibstein is the majority owner of S3 Living, formally named NCP Ventures, LLC, an independent advisory service for senior citizens, helping them to identify, select and negotiate the transition to Continuing Care Retirement Communities and 55 and Over Communities. Mr. Reibstein has over 40 years of public accounting experience, including 11 years serving as a partner in BDO Seidman, a national accounting services firm, where he was the partner in charge of the Philadelphia office from June 1997 to December 2001 and Regional Business Line Leader from December 2001 until September 2004. Mr. Reibstein is a licensed CPA in Pennsylvania and received a Bachelor of Business Administration from Temple University. Mr. Reibstein qualifies as an audit committee financial expert satisfying the rules of the SEC. Mr. Reibstein’s qualification as an audit committee financial expert, as well as his extensive experience as a public accounting partner, make him highly qualified to serve both as a director of our company and a financial expert on the Audit Committee. Mr. Reibstein also has relevant, long-standing experience as a manager of an NYSE-listed company that he will draw upon in advising us with respect to our listing and filing compliance.
Timothy V. Talbert. Mr. Talbert served as Senior Vice President of Credit and Originations for Lease Corporation of America (“LCA”), a national equipment lessor, from July 2000 to the end of 2018, and President of the LCA Bank Corporation, a bank that augments LCA’s funding capacity, from its founding in January 2006 to the end of 2018. He has retired from both of these positions. Previously, Mr. Talbert was Senior Vice President and Director of Asset Based Lending and Equipment Leasing of Huntington National Bank from 1997 to 2000; and prior to that, served in a variety of positions with Comerica Bank for more than 25 years. Mr. Talbert also serves as a director of Vishay Intertechnology. Mr. Talbert previously served on the board of directors and was a member of the audit committee of Siliconix Incorporated, a NASDAQ-listed manufacturer of power semiconductors of which Vishay Intertechnology owned an 80.4% interest, from 2001 until Vishay Intertechnology acquired the noncontrolling interests in 2005. Mr. Talbert received a Bachelor’s Degree in Economics from University of the Pacific and an MBA from the University of Notre Dame. Mr. Talbert’s previous service as a director and member of the audit and compensation committees of a publicly traded company, as well as his current service on the board of another publicly traded company, allows him to bring an important perspective to the Board. Additionally, Mr. Talbert’s prior service as the president of a federally regulated institution gives him relevant understanding of compliance with complex regulations and current accounting rules adding invaluable expertise to our Board.

The Board of Directors unanimously recommends a vote “FOR ALL” the nominees for election as directors.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for maintaining effective internal control over financial reporting, for assessing the effectiveness of internal control over financial reporting, and for preparing our consolidated financial statements. Our independent registered public accounting firm is responsible for, among other things, performing an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. It is the responsibility of the Audit Committee to monitor and oversee these processes.
In fulfilling its oversight duties, the Audit Committee reviewed and discussed with management and our independent registered public accounting firm for the fiscal year ended December 31, 2021, Brightman Almagor Zohar & Co., a firm in the Deloitte global network ("Brightman Almagor Zohar & Co."), (a) the audited financial statements for the fiscal year ended December 31, 2021, (b) the effectiveness of our internal control over financial reporting, and (c) the other matters required to be discussed under the applicable requirements of the PCAOB and the SEC. These required communications addressed, among other topics, the independent registered public accounting firm’s responsibility under the standards of the PCAOB; critical accounting policies and practices; judgments and accounting estimates; alternative accounting treatments; any significant audit adjustments; any disagreements or difficulties encountered in performing the audit; and other material communications between the independent registered public accounting firm and management. The Audit Committee received from the independent auditors written disclosures regarding the auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors, the independent auditor’s independence. The Audit Committee also considered the compatibility of non-audit services provided to VPG by Brightman Almagor Zohar & Co., the member firms of Deloitte Touche Tohmatsu Limited and their related entities, and the fees and costs billed or to be billed for these services, with the maintenance of the independent registered public accounting firm’s independence. The Committee has concluded that the provision of the non-audit services by Brightman Almagor Zohar & Co., the member firms of Deloitte Touche Tohmatsu Limited and their related entities in 2021 did not impair the independent registered public accounting firm’s independence. Under the Audit and Non-Audit Services Pre-Approval Policy as adopted by the Audit Committee, the Audit Committee must pre-approve all audit and non-audit services provided to VPG by the independent registered public accounting firm. The policy sets forth the procedures and conditions for pre-approval of these services. All of the audit and non-audit services provided by the independent registered public accounting firm since adoption of the Audit and Non-Audit Services Pre-Approval Policy were pre-approved by the Committee in accordance with such policy.
Based upon this review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission. The Audit Committee has also appointed Brightman Almagor Zohar & Co. as our independent registered public accounting firm for fiscal year 2022, but the Committee has decided to submit the appointment for ratification by stockholders (see Proposal Two).

Respectfully submitted,

The Audit Committee of the Board of Directors

Saul Reibstein, Chair
Janet Clarke
Timothy Talbert

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement in such filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board is responsible for the selection of our independent registered public accounting firm. The Committee has determined to reappoint the public accounting firm of Brightman Almagor Zohar & Co., a firm in the Deloitte global network ("Brightman Almagor Zohar & Co."), as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2022, as well as to audit the effectiveness of our internal control over financial reporting. Brightman Almagor Zohar & Co. has served as our independent registered public accounting firm since 2019. Although stockholder approval for the appointment of the independent registered public accounting firm is not required, we are submitting the selection of the independent registered public accounting firm to stockholders for their ratification.
Representatives of Brightman Almagor Zohar & Co. are expected to be present at the 2022 Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.
Under the Audit and Non-Audit Services Pre-Approval Policy as adopted by the Audit Committee, the Audit Committee must pre-approve all audit and non-audit services provided to VPG by the independent registered public accounting firm. The policy sets forth the procedures and conditions for pre-approval of these services. The Audit Committee has pre-approved generally the engagement of the independent registered public accounting firm for services relating to our filings with the SEC (including comfort letters, comment letters and consents for securities offerings); acquisition or disposition related diligence activities; internal control review and compliance; interpretation and compliance with accounting and accounting-related disclosure rules and standards; certain attest services; domestic and international tax planning and compliance; and risk management.
The following table sets forth the aggregate fees billed by Brightman Almagor Zohar & Co., the member firms of Deloitte Touche Tohmatsu Limited and their related entities in 2021 and 2020. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described following the table.

	2021	2020
Audit fees	$1,626,429	$1,535,000
Audit-related fees	—	—
Tax fees	2,000	—
All other fees	6,040	6,895
Total fees	$1,634,469	$1,541,895
____________________
Audit fees. These fees generally consist of professional services rendered for the audits of the consolidated financial statements of VPG, quarterly reviews, statutory audits, issuance of consents, and assistance with and review of documents filed with the SEC.
Audit-related fees. These fees generally consist of assurance and other services related to the performance of the audit or review of VPG’s financial statements or that are traditionally performed by the independent registered public accounting firm, and consultations concerning financial accounting and reporting standards.
Tax fees. These fees relate primarily to tax compliance, including review of corporate tax returns, assistance with tax audits, review of the tax treatment for certain expenses, and tax-related due diligence. They also include fees for state and local tax planning and consultations with respect to various domestic and international tax matters.
All other fees. These fees generally consist of reviews for compliance with various government regulations, risk management and treasury reviews, assessments and audits of various contractual arrangements, and subscription to online accounting research tools.

In 2021, VPG did not make use of the rule that waives pre-approval requirements for non-audit services in certain cases if the fees for these services constitute less than 5% of the total fees paid to the independent registered public accounting firm during the year.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Brightman Almagor Zohar & Co. as our independent registered public accounting firm for the year ending December 31, 2022.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
On April 1, 2022, VPG had outstanding 12,621,057 shares of common stock, each of which entitles the holder to one vote, and 1,022,887 shares of Class B common stock, each of which entitles the holder to 10 votes. Voting is not cumulative. The following table shows the number of shares of VPG common stock and Class B common stock beneficially owned by (a) each director and director nominee, (b) each “Named Executive Officer” identified under “Executive Compensation,” (c) the directors and executive officers of VPG as a group and (d) any person owning more than 5% of VPG common stock or the Class B common stock.

	Common Stock					Class B Common Stock
				Right to
				Acquire
			Restricted	Ownership
			Stock Units	Under
			Scheduled	Options
			to vest	Exercisable
	Shares of		within 60	within 60	Percent	Shares		Percent of	Voting
Name	Stock (1)		days	days	of Class	of Stock		Class	Power (2)
Directors and Named Executive Officers
Marc Zandman	11,627	(3)	1,656	-	*	615,593	(4)	60.2%	27.0%
Ziv Shoshani	196,018	(3)	-	-	1.6%	615,487	(5)	60.2%	27.8%
Saul V. Reibstein	15,293		1,656	-	*	-
Timothy V. Talbert	16,864		1,656	-	*	-
Janet Clarke	11,223		1,656	-	*	-
Bruce Lerner	8,380		1,656	-	*	-
Wesley Cummins	3,968		1,656	-	*	-
William M. Clancy	31,185		-	-	*	-
Amir Tal	7,737		-	-	*	-
Sejal Shah Gulati	-		595

All Directors and Executive Officers
as a group (9 Persons)	299,285		10,531	-	2.5%	615,593		60.2%	28.3%
c/o Vishay Precision Group, Inc.
3 Great Valley Parkway, Suite 150
Malvern, PA 19355

Mrs. Ruta Zandman	3,010	(6)			*	787,096	(7)	76.9%	34.5%
c/o Vishay Intertechnology, Inc.
63 Lancaster Avenue
Malvern, PA 19355

Dimensional Fund Advisors LP (8)	927,987				7.4%				4.1%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

BlackRock Inc. (9)	935,031				7.4%				4.1%
55 East 52nd Street

New York, NY 10022

Renaissance Technologies LLC (10)	789,473	6.3%			3.5%
800 Third Avenue
New York, NY 10022

Eugenia A. Ames (11)			91,161	8.9%	4.0%
c/o Mr. Leroy Rachlin
Janney Montgomery Scott
780 Route 37 West, Suite 130
Toms River, NJ 08755

Deborah S. Larkin			59,016	5.8%	2.6%
c/o Mr. Bruce Auerbach
World Financial Center
270 Madison Avenue, Suite 1503
New York, NY 10016

Barbara J. Winslow			51,873	5.1%	2.3%
90 Eighth Avenue, Apt. 8B
Brooklyn, NY 11213
____________________

*	Represents less than 1% of the outstanding shares of such class or the total voting power, as the case may be.
(1)	In addition to the amounts shown, each share of Class B common stock held by such holder, if applicable, may be converted into one share of common stock upon the election of such holder.
(2)	The percentage of total voting power represents voting power with respect to all shares of common stock and Class B common stock, as a single class, calculated on the basis of 10 votes per share of Class B common stock and one vote per share of common stock.
(3)	Includes 3,010 shares of commons stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are co-trustees and have shared voting power.
(4)	Includes 615,487 shares of Class B common stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are co-trustees and have shared voting power; 53 shares of Class B common stock directly owned by Mr. Zandman; and 53 shares of Class B common stock owned by Mr. Zandman’s child.
(5)	Includes 615,487 shares of Class B common stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are co-trustees and have shared voting power.
(6)	Includes 3,010 shares of commons stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are co-trustees and have shared voting power.
(7)
Includes 615,487 shares of Class B common stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are co-trustees and have shared voting power. Pursuant to an agreement relating to the family trust, each of Mrs. Zandman and Messrs. Zandman and Shoshani is required to cause shares controlled by the trust to be voted in support of the election of Mr. Zandman and Mr. Shoshani as directors of the Company. Also includes 171,609 shares of Class B common stock held by third parties that are subject to a voting agreement pursuant to which Mrs. Zandman has the power to direct the voting of such shares.

(8)	Based on information provided in a Schedule 13G/A filed on February 8, 2022 by Dimensional Fund Advisors LP. According to the Schedule 13G/A, Dimensional Fund Advisors LP, in its capacity as an investment advisor, may be deemed to have the sole power to vote or to direct the vote with respect to 907,707 shares of common stock and may also be deemed to have the sole power to dispose of 927,987 shares of common stock.
(9)	Based on information provided in a Schedule 13G/A filed on February 3, 2022 by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. may be deemed to have sole power to vote or direct the vote with respect to 911,707 shares of common stock and may also be deemed to have the sole power to dispose or direct the disposition with respect to 935,031 shares of common stock.
(10)	Based on information provided in a Schedule 13G/A filed on February 11, 2022 by Renaissance Technologies LLC. According to the Schedule 13G/A Renaissance Technologies LLC may be deemed to have sole power to vote or direct the vote with respect to 701,073 shares of common stock and may also be deemed to have the sole power to dispose or direct the disposition with respect to 789,473 shares of common stock.
(11)	Includes 91,161 shares of Class B common stock that are subject to a voting agreement pursuant to which Mrs. Ruta Zandman may direct the voting of such shares.

 Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during 2021 an officer or employee of VPG or any of the Company’s subsidiaries nor was any such person a former officer of VPG or any of the Company’s subsidiaries. In addition, no Compensation Committee member is an executive officer of another entity at which one of the Company’s executive officers serves on the board of directors.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the Company’s executive compensation program and explains how the Compensation Committee made compensation decisions for our Named Executive Officers (the “NEOs”) who are identified below:

Named Executive Officer	Position
Ziv Shoshani	President and Chief Executive Officer
William M. Clancy	Executive Vice President and Chief Financial Officer
Amir Tal	Senior Vice President and Chief Accounting Officer
Compensation Philosophy and Objectives
Our executive compensation program is designed to assist us in recruiting, retaining and motivating our NEOs and providing our NEOs with an appropriate level of compensation, commensurate with their contributions to the Company. The Compensation Committee believes that the elements of our executive compensation program, as well as the mix of these elements in relation to total compensation, reward sound management decisions and do not encourage undue risk taking to enhance short-term profitability at the expense of the long-term financial health of the Company. The Compensation Committee seeks to mitigate any compensation-related risk by:
•providing a meaningful portion of total compensation in the form of equity incentives that are earned over multiple years (to encourage a long-term focus); and
•capping annual cash bonuses for our NEOs at 200% of base salary for Mr. Shoshani, at 105% of base salary for Mr. Clancy, and at 75% for Mr. Tal (to provide appropriate balance between short- and long-term objectives).
Please see the discussion below under the headings “Performance Bonus” and “Equity Compensation” for further detail regarding performance bonus and long-term equity incentive targets.
Considerations for Setting 2021 Compensation
The Compensation Committee considered a number factors when setting each NEO’s compensation, including competitive market data derived from our peer group, individual and Company performance, and the NEO’s role and responsibilities. The Compensation Committee reviewed competitive market data that was derived from our 2020 compensation peer group, which was disclosed in our 2021 proxy and is listed below:

Badger Meter, Inc.	Mercury Systems, Inc.
CSW Industrials, Inc.	ONTO Innovation Inc.
CTS Corp.	Hurco Companies, Inc.
Daktronics Inc.	Raven Industries, Inc.
Faro Technologies Inc.	Amtech Systems, Inc.

The Compensation Committee did not align NEOs’ compensation to a particular benchmark level but considered pay data as one point of reference when setting NEO compensation.
Role of the Compensation Consultant
As noted above and as permitted under its charter, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant for 2021. In particular, Meridian advised the Compensation Committee on our 2020 compensation peer group and provided the Compensation Committee an assessment of the compensation of our Senior Vice President and Chief Accounting Officer against peer group practices.
The Compensation Committee determined that the work performed by Meridian did not give rise to a conflict of interest and that Meridian was independent of management. In making this determination, the Compensation

Committee considered the factors outlined in the NYSE listing standards relating to compensation consultant independence, including whether the compensation consultant has provided other services to the Company, the magnitude of the projected fees payable to the compensation consultant in the context of the compensation consultant's total revenues, the absence of personal or business relationships between members of the Compensation Committee or the Company’s executive officers and the compensation consultant, and whether any member of the compensation consultant’s team owns, or otherwise has an investment or interest in, the Company’s common stock.
Compensation Components
The following are the primary components of our executive compensation program:
•Base salary;
•Annual performance bonus (payable in cash); and
•Annual long-term equity incentive compensation (payable in RSUs).
In addition to the foregoing, our NEOs are eligible to receive severance, certain perquisites and customary welfare and retirement benefits. Each of the primary components of our executive compensation program, and the methodology used to determine the amounts, and mix, of such compensation, are discussed below.
Base Salaries
Minimum base salaries for our NEOs are established in their respective employment agreements, the material terms of which are summarized below under the heading “Employment Agreements.” Each year, the Compensation Committee reviews the appropriateness of each NEO’s base salary. In determining whether to increase base salary of an NEO, the Compensation Committee considers the following factors: competitive market data derived from our peer group, individual and Company performance, and the NEO’s role and responsibilities. We believe that setting our NEOs' base salaries based on the foregoing factors helps us to retain our NEOs, while appropriately motivating them to fulfill their core responsibilities and duties.
Variations in base salary among our NEOs reflect the differences in their respective positions, duties and responsibilities.
Effective January 1, 2021, the annual base salaries for our NEOs were as follows:

	2021	2020
Executive	Base Salary	Base Salary	% increase
Ziv Shoshani
President and Chief Executive Officer (1)	$705,270	$646,709	2.3%
William M. Clancy
Executive Vice President and Chief Financial Officer	376,202	367,744	2.3%
Amir Tal
Senior Vice President and Chief Accounting Officer (2)	265,437	210,211	18.4%
____________________

(1)
Pursuant to Mr. Shoshani’s employment agreement, his 2021 base salary was 2,283,106 NIS and his 2020 base salary was 2,231,775 NIS. The U.S. Dollar amount shown in the table is based on the weighted average exchange rate for 2021 of 3.23721 and for 2020 of 3.45097.

(2)
Pursuant to Mr. Tal's employment agreement, his 2021 base salary was 859,274 NIS and his 2020 base salary was 725,432. The U.S. Dollar amount shown in the table is based on the weighted average exchange rate for 2021 of 3.23721 and for 2020 of 3.45097. The increase in Mr. Tal’s salary from 2020 to 2021 reflected Mr. Tal’s promotion to Senior Vice President and Chief Accounting Officer and reinstatement in 2021 of ordinary course salary increases following salary increase deferrals taken in 2020 by members of the Company’s management in response to the economic uncertainty caused by the COVID-19 pandemic.

Effective January 1, 2022, Mr. Shoshani received an increase in his base salary to 2,420,092 NIS, or $793,473, converted using a weighted average budgeted exchange rate for 2022 of 3.05; Mr. Clancy received an increase in his base salary to $391,250; and Mr. Tal received an increase in his base salary to 988,165 NIS or $323,989, converted using a weighted average budgeted exchange rate for 2022 of 3.05.
Annual Performance Cash Bonus
Our 2021 annual performance cash bonus program was designed to incent our NEOs to achieve certain predetermined objectives set by the Compensation Committee and the Board.
The 2021 annual performance cash bonus payouts were based on achievement of two equally weighted corporate objectives: adjusted operating margin and adjusted EBITDA. The target levels of adjusted operating margin and adjusted EBITDA for 2021 were set at $22.3 million and $36.6 million, respectively.
Adjusted operating margin and adjusted EBITDA mean, respectively, operating margin and earnings before interest, taxes, depreciation and amortization, in each case determined in accordance with accounting principles generally accepted in the United States and adjusted to exclude various items that are outside of our core operations, including acquisition costs, purchase accounting inventory adjustments, COVID-19 impacts, start-up costs, impairment charges for goodwill or indefinite-lived intangible assets, restructuring and related severance costs, and foreign exchange gains and losses. The Board determined that adjusted operating margin and adjusted EBITDA for 2021 should exclude the impact of $2.8 million for purchase accounting adjustments, $1.2 million for acquisition costs, $1.2 million for impairment of goodwill and indefinite-lived intangible assets, $3.2 million for start-up costs, $0.1 million in restructuring costs, and $(0.6) million impact of government subsidies, net with costs incurred by the Company as a result of the COVID-19 pandemic. Additionally, adjusted EBITDA excludes the impact of $0.1 million of foreign currency exchange rates on assets and liabilities.
These performance targets were intended to represent challenging, but reasonable, goals, the achievement of which will contribute meaningfully to long-term stockholder value creation as well as the short-term success of our business.
If less than 80% of the target for a performance goal were attained, the NEOs would not receive any portion of their performance bonus tied to such performance goal. The table below sets forth the payments that each of Messrs. Shoshani, Clancy, and Tal would have been eligible to receive (expressed as a percentage of his base salary) pursuant to our annual performance bonus plan and his employment agreement with respect to each 2021 performance objective, based upon various levels of actual performance.

Potential Performance Bonus Payments for Messrs. Shoshani, Clancy, and Tal for Each Performance Objective, in Relation to Target Performance*

		Percentage of Target Performance Objective
		Achieved			Maximum
					Performance
		80% of	80—100% of	100—150% of	Bonus for
		Target	Target	Target	Each
	Performance	Performance	Performance	Performance	Performance
Executive	Objective	Objective	Objective	Objective	Objective
Ziv Shoshani
President and	Adjusted EBITDA	25%	25-50%	50-100%	100%
Chief Executive Officer	Adjusted Operating Margin	25%	25-50%	50-100%	100%

William M. Clancy
Executive Vice President	Adjusted EBITDA	21.7%	21.7-32.5%	32.5-52.5%	52.5%
and Chief Financial Officer	Adjusted Operating Margin	21.7%	21.7-32.5%	32.5-52.5%	52.5%

Amir Tal	Adjusted EBITDA	13.35%	13.35-25%	25-37.5%	37.5%
Senior Vice President and	Adjusted Operating Margin	13.35%	13.35-25%	25-37.5%	37.5%
Chief Accounting Officer

*	All performance bonus payments set forth in this table are expressed as a percentage of the applicable executive officer’s base salary and represent the potential payments to our executive officers with respect to each performance objective.
The aggregate target performance bonuses for each of Messrs. Shoshani, Clancy, and Tal, pursuant to their employment agreements and taking into account all 2021 performance objectives, were 100%, 65%, and 50% of their respective base salaries. The maximum 2021 performance bonuses payable to Messrs. Shoshani, Clancy, and Tal were 200%, 105%, and 75% of their respective base salaries. We believe that the target and maximum performance bonus levels and the corresponding payouts are such that they do not encourage excessive risk-taking and represent appropriate compensation in light of each executive officer’s responsibilities.

The Board and the Compensation Committee determined that our 2021 adjusted EBITDA was $49.9 million (or 136.3% of the target) and our 2021 adjusted operating margin was $35.2 million (or 158.0% of the target). Accordingly, for the adjusted EBITDA target, Messrs. Shoshani Clancy and Tal each received a cash bonus equal to 86.33%, 47.0%, and 34.1% of their respective base salaries. For the adjusted operating margin target, Messrs. Shoshani, Clancy, and Tal each received a cash bonus equal to 100.0%, 52.5% and 37.5% of their respective base salaries.
The total of these performance bonuses for Messrs. Shoshani, Clancy and Tal is reflected under the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table herein.

Equity Compensation
Our executive compensation program uses the grant of long-term equity awards as the primary tool for aligning the interests of our NEOs with the long-term interests of our stockholders. The NEOs’ employment agreements established the following target value of their respective annual equity grants.

•On or about January 1 of each year, each NEO receives equity awards ("Annual Equity Grant"), with an aggregate value equal to the following percentages of their base salary: 175% (with respect to Mr. Shoshani), 75% (with respect to Mr. Clancy), and 40% (with respect to Mr. Tal). The Annual Equity Grant, which is in the form of restricted stock units (“RSUs”), is sized based on the average closing price of our stock on the New York Stock Exchange for the five consecutive trading days immediately preceding January 1 of the year of grant.
•Effective as of January 1, 2021, we amended each NEO’s employment agreement to adjust the Annual Equity Grants to be 50% performance-based RSUs (“PBRSUs”) and 50% time-vested RSUs. The change in allocation of Annual Equity Grants between PBRSUs and RSUs was made in connection with the Company’s adoption of the Executive Stock Ownership Guidelines. Prior to January 1, 2021, the Annual Equity Grants were allocated 75% PBRSUs and 25% time-vested RSUs.
•50% of the Annual Equity Grant is in the form of PBRSUs which vest on January 1 of the third year following the date of grant, but only to the extent that performance criteria have been achieved and provided the executive remains continuously employed by us through such date. The performance criteria are determined by the Compensation Committee and are based on metrics set forth in the 2010 Stock Incentive Program.
•50% of the Annual Equity Grant is in the form of time-vested RSUs which vest on January 1 of the third year following the date of grant provided the executive remains continuously employed by us through such date.
•The Annual Equity grant is subject to accelerated vesting upon a change of control of the Company, an event giving rise to a severance entitlement, death or disability.

With respect to each performance criterion, and as illustrated below, (i) 50% of the total number of PBRSUs subject to such criterion will vest if 80% of the applicable objective is met, and (ii) an additional 2.5% of the total number of PBRSUs subject to such criterion will vest for each additional full 1% (between 80% and 100%) of the applicable performance objective that is met.

2021 Annual Equity Grant Components

		Performance-Based RSUs for Each Performance Objective
Executive	Time-Vested RSUs (# of RSUs)	80% of Target (# of PBRSUs)	80—100% of Target (# of PBRSUs)
Ziv Shoshani	19,983	4,996	4,996	-	9,992
William M. Clancy	4,541	1,135	1,135	-	2,270
Amir Tal	1,719	430	430	-	860

Vesting of the PBRSUs is subject to the achievement over the three-year performance period ending on December 31, 2023 of two equally weighted corporate objectives: cumulative Adjusted Net Earnings and cumulative Adjusted Free Cash.
“Adjusted Net Earnings” means the Company’s net profits after taxes, including the impact of acquisitions, if any, adjusted for reconciling items as set forth in the associated years' annual reports to stockholders. “Adjusted Free

Cash” means the amount of cash generated from the Company’s operations in excess of capital expenditures and net of proceeds from the sale of assets, including the impact of acquisitions, if any.
The target levels of Adjusted Net Earnings and Adjusted Free Cash over that three-year period from 2021-2023 were set at $61,509,000 and $45,361,000, respectively. The Company's achieved performance against each of these performance goals determines the vesting for fifty percent (50%) of the total number of PBRSUs granted to each NEO. These targets are intended to represent challenging, but reasonable, goals, the achievement of which will contribute meaningfully to long-term stockholder value creation as well as the long-term success of our business.
Each executive who received a 2021 Annual Equity Grant is eligible to vest in a portion of the PBRSUs included within the 2021 Annual Equity Grant to the extent that our performance with respect to one or both of the objectives equals at least 80% of the targeted amount. If the 80% threshold target for a performance goal is not attained, the executive would not receive any portion of the PBRSUs attributable to such target and that portion of the grant would be forfeited. The table above sets forth the vesting of the PBRSUs that each executive officer would be eligible to receive (expressed as a number of shares) pursuant to his respective employment agreement with respect to each 2021 performance objective, based upon various levels of actual performance.
The Annual Equity Grants awarded to each of the NEOs in 2021 are included in the “Stock Awards” column in the Summary Compensation Table herein.
In January 2019, Mr. Shoshani, Mr. Clancy and Mr. Tal were granted PBRSUs that were subject to vesting based on two performance conditions - Adjusted Net Earnings and Adjusted Free Cash - measured over a three-year period ended December 31, 2021. The Compensation Committee determined, after reviewing the Company’s performance during this measurement period, that the Company had achieved 87.4% of the target for Free Cash and 77.1% of the target for Adjusted Net Earnings. Accordingly, for the PBRSUs granted to our NEOs in January 2019, 87.4% of the PBRSUs for the Free Cash target vested and 0% of the PBRSUs for the Adjusted Net Earnings target vested, as the performance was below the 80% threshold.
Employment Agreements
The Company entered into employment agreements in 2011, which have been subsequently amended, with Messrs. Shoshani and Clancy. In March 2020, the Company entered into an employment agreement with Mr. Tal. Each of the employment agreements provides for specific payment opportunities, as expressed as a percentage of the applicable employee’s respective base salary, in connection with each element of our executive compensation package discussed above under the headings “Annual Performance Cash Bonus” and “Equity Compensation.”
Upon expiration of the current applicable term, Messrs. Shoshani's, Clancy's, and Tal's employment agreements automatically renew for one additional year unless earlier terminated by the Company or by the executive officer. Each of the employment agreements provides for certain severance payments to the executive officers in the event of termination of their employment as described in greater detail under the heading “Potential Payments Upon a Termination or Change in Control.”
The employment agreements also contain customary non-solicitation and non-competition covenants, which remain in effect for 24 months following termination of employment with respect to Mr. Shoshani and for 12 months following termination of employment with respect to Messrs. Clancy and Tal. The agreements also entitle the executives to additional perquisites and other personal benefits as the Board, through its Compensation Committee, determine are reasonable and consistent with the Company’s overall compensation program.
Deferred Compensation and Pension Plans
Vishay Intertechnology maintained, among other benefit plans, a non-qualified defined benefit plan (the “Vishay Non-Qualified Retirement Plan”); a qualified defined contribution plan (the “Vishay Employee Savings Plus Plan”); and a non-qualified deferred compensation plan (the “Vishay Key Employee Wealth Accumulation Plan” or “VSH KEWAP”), for highly compensated employees, including executive officers. In anticipation of the spin-off, we formed parallel plans that provide for substantially similar benefits. In connection with the spin-off, Vishay Intertechnology caused the accounts and underlying assets and liabilities under the Vishay Intertechnology plans for our employees who were participating in those plans to be transferred to our corresponding plans or, in the case of Vishay Non-Qualified Retirement Plan and VSH KEWAP assets, from a rabbi trust established by Vishay Intertechnology to a rabbi trust that we established.

With the exception of Mr. Clancy, none of our NEOs participated in the Vishay Non-Qualified Retirement Plan. The Vishay Non-Qualified Retirement Plan was frozen effective December 31, 2008, and no further benefits have accrued beyond that date. In connection with the spin-off, we established a corresponding plan, the “VPG Non-Qualified Retirement Plan,” to preserve the benefits accumulated by certain of our employees under the Vishay Non-Qualified Retirement Plan. Only active employees who participated in the Vishay Non-Qualified Retirement Plan as of December 31, 2008 are eligible to participate in the parallel VPG plan. In connection with the freezing of the Vishay Non-Qualified Retirement Plan, Mr. Clancy became eligible to participate in a supplemental matching program under the Vishay Employee Savings Plus Plan, pursuant to which amounts were deposited in his VSH KEWAP account. This supplemental matching program continues under the corresponding VPG plans.
Every employee who has been designated as an Eligible Executive by the administrator of the plan, including our executive officers, is eligible to participate in our non-qualified deferred compensation plan (the “VPG KEWAP”). The VPG KEWAP permits eligible executives to make voluntary contributions and provides for discretionary Company contributions. In addition, we are required to make contributions on behalf of Mr. Clancy to his VPG KEWAP account as described above.
Perquisites
We provide executive officers with perquisites and other personal benefits that the Compensation Committee believe are reasonable and consistent with our overall executive compensation program. These perquisites are not intended, however, to constitute a material portion of the executive’s compensation packages. In general, the perquisites, while not integral to the performance of an executive’s duties, must bear some relationship to the executive’s employment and be of perceived benefit to VPG. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs.

Individual Considerations
Compensation among the Company’s NEOs reflects a general assessment of their contributions to the Company’s current performance and its prospects for growth in the future. Our successes have always been fueled by the drivers of technological innovation, continuous efficiency improvement and synergistic acquisition. Mr. Shoshani leads in all these areas and his compensation reflects a perception by the Compensation Committee that the areas of his responsibility will continue to be the key drivers of our future performance.
Other Considerations Regarding Executive Compensation
Israeli benefits
Messrs.. Shoshani and Tal are employed by Vishay Advanced Technologies, Ltd., an Israeli subsidiary of VPG, and are residents of Israel. As a result, they are entitled to certain benefits that are generally available to employees in Israel on a non-discriminatory basis, but are not afforded to the other NEOs, including:
•advanced training fund, 7.5% of base salary
•severance fund, 8.33% of base salary
•disability insurance, 1.0% of base salary
•pension fund, 5.5% of base salary
These benefits are required by Israeli law or employment practices generally, and were taken into account by the Compensation Committee in formulating the overall compensation package for Messrs. Shoshani and Tal.
Foreign currency considerations
The Compensation Committee evaluates the effect of foreign currency conversion rates in formulating the overall compensation packages for Mr. Shoshani and Mr. Tal. We determined to set Mr. Shoshani’s base salary in New Israeli Shekels beginning January 1, 2015. Effective January 1, 2021, Mr. Shoshani’s base salary was NIS 2,283,106 on an annual basis. Mr. Tal's base salary in New Israeli Shekels effective January 1, 2021 was NIS 859,274.

Executive Compensation Advisory Vote and Its Frequency
We included an advisory stockholder vote on executive compensation (commonly referred to as "say-on-pay") in our 2020 proxy materials. The Compensation Committee appreciates that over 99% of the votes cast on such proposal approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative executive compensation disclosure contained in our 2020 Proxy Statement. Our Compensation Committee interprets the results of this vote as an endorsement of existing programs and therefore, we have not made material changes to our approach to executive officer compensation based on such vote.
In addition, we included in our 2017 proxy materials an advisory stockholder vote on how frequently it should conduct a “say-on-pay” vote. In line with the Board of Directors’ recommendation, a majority of the shares voting recommended that the Company conduct a “say-on-pay” vote annually. Therefore, our Board of Directors is again this year submitting for a non-binding stockholder vote our executive compensation as described in this proxy statement.
Prohibition on Hedging and Pledging our Common Stock
The Company considers it inappropriate for persons employed by or associated with the Company to engage in certain transactions related to the securities of the Company and its affiliates (“Subject Securities”) that could result in their interests no longer being aligned with the same interests and objectives as other stockholders of the Company. Therefore, as part of its Securities Trading Policy, the Company restricts these persons from hedging, engaging in short-sales, transacting in publicly traded options, and pledging Subject Securities.

The restrictions apply to all directors, officers, employees, and consultants of the Company or its subsidiaries (“service providers”) as well as family members and any others that reside with a service provider. Family members who do not reside with a service provider are subject to the restrictions if a service provider directs, influences or controls their transactions in Subject Securities. This includes, for example, parents or children of a service provider who consult with the service provider regarding their trades (collectively, the “covered persons”).
Hedging
Certain hedging and monetization transactions, such as zero-cost collars and forward sale contracts, involve the establishment of a short position in the Subject Securities and limit or eliminate the covered person’s ability to profit from an increase in the value of the Subject Securities. Accordingly, these transactions can cause a covered person’s interests to be misaligned with other stockholders of the Company. The Company therefore prohibits all hedging and monetization transactions involving the Subject Securities. Short sales of Subject Securities (sales of securities that are not then owned), including a “sale against the box” (a sale with delayed delivery), and transactions in publicly traded options in the Subject Securities, such as puts, calls and other derivative securities, are also prohibited.
Pledging
Subject Securities held in a margin account or pledged as collateral for a loan may be sold without the covered person’s consent if he or she fails to meet a margin call or defaults on a loan, which may occur at a time when the covered person is aware of material nonpublic information or is otherwise not permitted to trade in Company securities. Therefore, these activities are prohibited.

Clawback Policy
In February 2020, the Compensation Committee adopted a clawback policy. In the event that the Company restates financial statements to correct a material error, the policy generally provides that the Company will seek to recover incentive compensation erroneously awarded during the prior three years to executive officers. The clawback policy is administered by the Compensation Committee, which has the sole discretion in making all determinations under the clawback policy, including the method for recovering erroneously awarded compensation.

Executive Stock Ownership Guidelines

To further align the interests of the Company's executives with its stockholders, the Board adopted stock ownership guidelines in 2021 (the “Executive Stock Ownership Guidelines”) applicable to the Company’s executive officers and other individuals who, from time to time, are deemed subject to the Executive Stock Ownership Guidelines by the Compensation Committee (the “Covered Executives”). The Executive Stock Ownership Guidelines are as follows:
•The Company’s Chief Executive Officer is required to own shares of the Company’s common stock having an aggregate fair market value equal to or greater than three (3) times the Chief Executive Officer’s base salary as of the Measurement Date (market close on the first trading day in March of each calendar year);
•Each Covered Executive, other than the Chief Executive Officer, is required to own shares of the Company’s common stock having an aggregate fair market value equal to or greater than one (1) times such Covered Executive’s base salary as of the Measurement Date (market close on the first trading day in March of each calendar year); and
•Individuals that are Covered Executives as of the date the Executive Stock Ownership Guidelines were adopted will have until the first trading day in March of 2026 to attain the specified level of equity ownership. Any individual who becomes a Covered Executive later will have until the first Measurement Date that occurs at least five years from the date he or she became a Covered Executive to attain the specified level of equity ownership.
•Following the 5-year phase-in period, Covered Executives who do not meet the required ownership threshold will be generally prohibited from selling stock acquired through equity awards.
•The following will be considered “owned” for the purposes of the Executive Stock Ownership Guidelines:
▪all shares underlying time-based equity awards, whether or not vested;
▪only vested shares underlying performance-based equity awards; and
▪shares held outright or beneficially owned by the Covered Executive, his or her spouse and minor children, or any trust for the benefit of these individuals.

REPORT OF THE COMPENSATION COMMITTEE

To Our Stockholders:

We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Janet Clarke, Chair
Saul Reibstein
Timothy Talbert

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement in such filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

COMPENSATION TABLES
Summary Compensation Table
The information included in the table should be read in conjunction with the footnotes which follow, the descriptions of the employment agreements with each NEO described in “Compensation Discussion and Analysis,” and the “Grants of Plan Based Awards,” “Outstanding Equity Awards,” “Option Exercises and Stock Vested,” “Pension Benefits,” and “Non-Qualified Deferred Compensation” tables on the pages which follow.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive Plan	Deferred Comp.	All Other
		Salary	Bonus	Stock Awards	Option Awards	Compensation	Earnings	Comp.	Total
		(1)		(2)		(3)	(4)	(5)
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ziv Shoshani	2021	$705,270	$—	$1,324,906	$—	$1,314,127	$1,700	$278,815	$3,624,818
President and Chief	2020	$646,709	$—	$904,184	$—	$428,149	$17,761	$243,372	$2,240,175
Executive Officer	2019	$624,843	$—	$1,268,725	$—	$433,464	$51,491	$242,921	$2,621,444

William M. Clancy	2021	$376,202	$—	$301,035	$—	$374,441	$—	$61,821	$1,113,499
Executive Vice President and	2020	$367,744	$—	$220,919	$—	$185,344	$105,379	$63,589	$942,975
Chief Financial Officer	2019	$367,744	$—	$335,405	$—	$190,376	$107,367	$66,563	$1,067,455

Amir Tal	2021	$265,437	$—	$113,970	$—	$190,006	$—	$107,123	$676,536
Senior Vice President and	2020	$210,211	$—	$77,243	$—	$81,468	$—	$93,067	$461,989
Chief Accounting Officer

____________________

(1)
Column (c) reflects each NEO’s base salary. Effective January 1, 2021, Mr. Shoshani’s salary was 2,283,106 New Israeli Shekels and Mr. Tal's salary was 859,274 New Israeli Shekels In 2021, the average New Israeli Shekel/U.S. Dollar exchange rate was 3.23721 NIS per U.S. Dollar.

(2)
Column (e) represents the grant-date fair value of RSUs granted to each NEO in connection with the long-term equity award component of his compensation and in accordance with his employment agreement, computed in accordance with FASB ASC Topic 718 and the assumptions as set forth in Note 10 of our consolidated financial statements on Form 10-K filed on March 4, 2022, and assuming that all performance criteria are completely satisfied. For financial statement reporting purposes, the amount of compensation expense for RSUs is recognized ratably over the vesting period of the respective awards. The grant-date fair value does not necessarily reflect the value of shares actually received or which may be received in the future with respect to these awards.

(3)	Column (g) represents performance-based cash bonuses that our NEOs received with respect to performance in the applicable year. See “Compensation Discussion and Analysis—Compensation Components, Performance Bonus.”

(4)
Column (h) reflects the change in the actuarial present value of the NEOs pension and other post-employment benefits under respective defined benefit retirement plans, from the plan measurement date used in preparing the prior year consolidated financial statements to the plan measurement date used in preparing the current year consolidated financial statements, determined using the same interest rate, mortality, and other actuarial assumptions used in our consolidated financial statements. See the “Pension Benefits” table herein for more information on the benefits payable to the NEOs under their respective pension plans.

Each NEO is entitled to participate in the VPG non-qualified deferred compensation plan, which is substantially similar to its predecessor plan sponsored by Vishay Intertechnology at the time of the spin-off. Under the VPG non-qualified deferred compensation plan, deferred amounts are credited with earnings based on the performance of notional investment options available under the plan. No portion of the earnings credited during 2021 was “above market” or “preferential.” Consequently, no deferred compensation plan earnings are included in the amounts reported in Column (h). See the “Non-Qualified Deferred Compensation” table for more information on the benefits payable under the VPG non-qualified deferred compensation plan.

(5)	All other compensation includes, as applicable, amounts deposited into VPG’s non-qualified deferred compensation plan, personal use of company car, company match on 401(k) contributions, benefits generally available to employees in Israel, and other perquisites, as described herein in the table below.

2021
Ziv Shoshani	$30,694	Personal use of Company car
	228,073	Israeli employment benefits*
	20,048	Medical and prescription drug insurance premiums
$278,815

William M. Clancy	$11,600	Company contribution to nonqualified deferred compensation plan
	16,332	Personal use of Company car
	11,600	Company match to 401(k) plan
	19,967	Medical and prescription drug insurance premiums
	2,322	Group Term Life imputed income
$61,821

Amir Tal	$20,164	Personal use of Company car
	86,959	Israeli employment benefits*
$107,123

____________________
* Represents amounts paid in New Israeli Shekels (NIS) and translated at average exchange rates for the year. In 2021, the average New Israeli Shekel/U.S. Dollar exchange rate was 3.23721 NIS per U.S. Dollar.

Grants of Plan Based Awards
The following table provides information with regard to plan based awards granted to each NEO during 2021. The information included in the table should be read in conjunction with the footnotes which follow and the description of performance bonuses and long-term equity incentive awards described in “Compensation Discussion and Analysis—Compensation Components.”
The following table provides information concerning grants of plan-based awards to our NEOs during the year ended December 31, 2021.

									Grant Date
								All Other	Fair Value of
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Stock Awards (3)	Stock Awards (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Ziv Shoshani		352,635	705,270	1,410,540
	3/4/21				9,992	19,984	19,984		662,470
	3/4/21							19,983	662,436
William M. Clancy		163,272	244,531	395,012
	3/4/21				2,270	4,540	4,540		150,501
	3/4/21							4,541	150,534

Amir Tal		70,872	132,719	199,078
	3/4/21				860	1,719	1,719		56,985
	3/4/21							1,719	56,985
____________________

(1)
For 2021, Mr. Shoshani, Mr. Clancy, and Mr. Tal were each eligible to earn an annual performance bonus based on the achievement of each of adjusted EBITDA and adjusted operating margin targets. The threshold value for each NEO was determined assuming that each performance metric applicable to such bonus for each NEO was satisfied at the minimum level triggering payment. An executive is not entitled to receive any bonus payment with respect to a particular performance metric if less than 80% of the performance target is achieved. Each NEOs performance bonus is further described under the heading “Compensation Discussion and Analysis—Compensation Components, Performance Bonus.” Performance bonuses relating to our NEOs 2021 performance were paid, to the extent earned, in March 2022.

(2)
For 2021, each of Messrs. Shoshani, Clancy, and Tal was granted an annual long-term equity incentive award, 50% of which was in the form of performance-based RSUs which will vest on January 1, 2024, to the extent that each performance metric is achieved. The threshold figure for each NEO was determined assuming that each performance metric applicable to such performance-based RSUs for each NEO was satisfied at the minimum level triggering vesting. An executive is not entitled to receive any vesting with respect to a particular performance metric if less than 80% of the performance metric is achieved. Each NEOs long-term equity award is further described under the heading “Compensation Discussion and Analysis—Compensation Components, Equity Compensation.” Long-term equity incentive awards for our NEOs for 2021 were granted on March 4, 2021.

(3)
For 2021, each of Messrs. Shoshani, Clancy, and Tal was granted an annual long-term equity incentive award, 50% of which was in the form of time-vested RSUs, which will vest on January 1, 2024. Each NEOs long-term equity award is further described under the heading “Compensation Discussion and Analysis—Compensation Components, Equity Compensation.”

(4)
Long-term equity incentive awards, including both time-vested and performance-based RSUs for our NEOs for 2021 were granted on March 4, 2021, and their aggregate grant date fair value was computed in accordance with FASB ASC Topic 718 and based on a stock price of $33.15 (the closing price of our Common Stock on March 4, 2021).

Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding unvested stock awards and equity incentive plan awards held by our NEOs and outstanding as of December 31, 2021.

			Stock Awards
			Time-Vested RSUs		PBRSUs
Name	Grant Date		Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (4)	Number of unearned shares or units of stock that have not vested (#)	Market value of unearned shares or units of stock that have not vested ($)(4)
Ziv Shoshani	3/13/2019	(1)	9,207	$341,764	9,477	$351,786
	3/5/2020	(2)	8,323	$308,950	18,726	$695,109
	3/4/2021	(3)	19,983	$741,769	19,984	$741,806

William M. Clancy	3/13/2019	(1)	2,434	$90,350	2,505	$92,986
	3/5/2020	(2)	2,033	$75,465	4,576	$169,861
	3/4/2021	(3)	4,541	$168,562	4,540	$168,525

Amir Tal	3/20/2019	(1)	442	$16,407	456	$16,927
	3/5/2020	(2)	711	$26,392	1,600	$59,392
	3/4/2021	(3)	1,719	$63,809	1,719	$63,809
____________________

(1)	Represents annual equity incentive awards, 25% of which are in the form of time-vested RSUs which vest on January 1, 2022, subject to continued service through such date, and 75% of which are in the form of PBRSUs which vest on January 1, 2022, but only to the extent that the given performance metric is achieved and subject to continued service through such date. The number of PBRSUs presented assumes that one performance metric will not be met and that one performance metric has been satisfied between the “threshold” level, which is 80% of target, and the "maximum" level which is 100% of target.
(2)	Represents annual equity incentive awards, 25% of which are in the form of time-vested RSUs which vest on January 1, 2023, subject to continued service through such date, and 75% of which are in the form of PBRSUs which vest on January 1, 2023, but only to the extent that the given performance metric is achieved and subject to continued service through such date. The number of PBRSUs presented assumes that one performance metric has been satisfied at the 'maximum" level, which is 100% of target, and one performance metric has been satisfied at “threshold” level, which is 80% of target.
(3)	Represents annual equity incentive awards, 50% of which are in the form of time-vested RSUs which vest on January 1, 2024, subject to continued service through such date, and 50% of which are in the form of PBRSUs which vest on January 1, 2024, but only to the extent that the given performance metric is achieved and subject to continued service through such date. The number of PBRSUs presented assumes that the performance metric has been satisfied at the “maximum” level, which is 100% of target.
(4)	The market value is based on the closing price of our common stock on December 31, 2021, which was $37.12.

Option Exercises and Stock Vested
The following table provides information with regard to amounts paid to or received by our NEOs during 2021 as a result of the vesting of RSUs that were granted to the NEOs as part of their compensation agreements.

	Stock Awards
	Number of
	Shares		Value
	Acquired on		Realized on
Name	Vesting (#)		Vesting
(a)	(d)		(e)
Ziv Shoshani	9,052	(1)	$284,957
	27,157	(2)	$900,255

William M. Clancy	2,592	(1)	$81,596
	7,775	(2)	$257,741

Amir Tal	464	(1)	$14,607
	1,392	(2)	$46,145

____________________

(1)	Represents a portion of annual equity incentive awards comprised of time-vested RSUs granted to each of our NEOs in 2018. These RSUs vested on January 1, 2021.
(2)	Represents a portion of annual equity incentive awards comprised of performance-based RSUs granted to each of our NEOs in 2018. These PBRSUs vested on March 4, 2021.
Pension Benefits
Prior to the spin-off, our pension benefits were administered by Vishay Intertechnology. Beginning in January 2010, we began adopting independent pension benefit plans with substantially similar terms as those maintained by Vishay Intertechnology at the time of the spin-off to ensure continuity of benefits for those Vishay Intertechnology employees who became VPG employees at the spin-off. A description of legacy Vishay Intertechnology plans and the new plans that we adopted in their place follows.
In the United States, Vishay Intertechnology maintained a non-qualified pension plan which provided defined benefits to U.S. employees whose participation in the qualified pension plan could jeopardize the qualification of such plan under the Internal Revenue Code. The plan was contributory and, other than its non-qualified status under ERISA, provided substantially the same benefits that were available under Vishay Intertechnology’s qualified retirement plan. Employees with five or more years of service were entitled to annual pension benefits beginning at normal retirement age on the first day of the month following the participant’s 65th birthday equal to the sum of 2.1% of the first $10,000 of earnings plus 2.64% of the annual earnings in excess of $10,000 with a new pension unit earned each year. The final pension was the sum of all units earned during the employee’s career. The plan permitted early retirement if the participant was at least age 55 and had at least five years of service. Employees could elect to receive their pension benefits in the form of a joint and survivor annuity or other contingent annuities. Employees were 100% vested immediately in their contributions. If employees terminated before rendering five years of service, they forfeited the right to receive the portion of their accumulated plan benefits attributable to the Company's contributions. Employees received the value of their accumulated benefits as a life annuity payable monthly from retirement. For each employee electing a life annuity, payments would not be less than the greater of (a) the employee’s accumulated contributions plus interest or (b) an annuity for five years. In connection with the spin-off, VPG adopted the VPG Non-Qualified Retirement Plan, which provides for substantially similar benefits to those provided by its Vishay Intertechnology counterpart at the time of the spin-off. Like the Vishay Non-Qualified Retirement Plan at the time of the spin-off, the VPG Non-Qualified Retirement Plan is frozen with respect to participation and accrual of benefits.

The following table provides information regarding the present value of benefits accrued under these retirement benefit plans and arrangements for our NEOs:

		Number	Present Value
		of Years	of
		Credited	Accumulated	Payments During
Name	Plan Name	Service	Benefit (1)	Last Fiscal Year
(a)	(b)	(#)(c)	($)(d)	($)(e)
Ziv Shoshani	Individual contractual postemployment medical arrangement (2)	n/a	$214,445	$-

William M. Clancy	VPG Non-Qualified Retirement Plan (3)	21	$600,090	$-
____________________

(1)
These amounts have been calculated using interest rate, mortality, and other actuarial assumptions consistent with those used for financial reporting purposes set forth in Note 9 to VPG’s consolidated financial statements included in our 2021 Annual Report on Form 10-K.

(2)	Pursuant to Mr. Shoshani’s employment agreement, if his employment ceases on or after his attainment of age 62 (other than for cause), the Company agreed to pay healthcare premiums to cover, for their respective lifetimes, Mr. Shoshani and his spouse and his children until age 26 up to an aggregate amount of $15,000 annually. The amount set forth in the table above represents the present value of this benefit.
(3)	Mr. Clancy elected to begin participating in the Vishay Non-Qualified Retirement Plan effective January 1, 2000 and subsequently transferred to the VPG Non-Qualified Retirement Plan effective January 1, 2010. The Vishay Non-Qualified Retirement Plan was frozen effective December 31, 2008, such that participants accrue no additional benefits. The VPG Non-Qualified Retirement Plan is similarly frozen. Mr. Clancy is eligible for early retirement under the VPG Non-Qualified Retirement Plan.
Non-Qualified Deferred Compensation
Two of the NEOs participate in the VPG KEWAP (a non-qualified deferred compensation plan), which is available to all employees who meet certain criteria under the Internal Revenue Code. In addition to being eligible to participate in the VPG KEWAP, Mr. Clancy is entitled to receive Company contributions to his VPG KEWAP account associated with his participation in the VPG 401(k) plan. The NEOs are also eligible to elect to defer additional amounts of compensation, subject to certain limitations.
While deferred, amounts are credited with “earnings” based on the performance of notional investment options available under the plan. No portion of the earnings credited during 2021 was “above market” or “preferential.”
The following table sets forth information relating to the activity in the non-qualified deferred compensation plan accounts of the NEOs during 2021 and the aggregate balance of the accounts as of December 31, 2021:

	Executive	Registrant		Aggregate		Aggregate
	Contributions	Contributions		Earnings in	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal		Last Fiscal	Withdrawals/	Last Fiscal
Name	Year	Year (1)		Year	Distributions	Year End
(a)	($)(b)	($)(c)		($)(d)	($)(e)	($)(f)
Ziv Shoshani	$-	$-		$277,411	$-	$1,752,032
William M. Clancy	-	11,600	(2)	57,322	-	473,096
____________________

(1)
These amounts are included in Column (i) of the “Summary Compensation Table” as a component of “All Other Compensation.” No portion of the earnings credited during 2021 was “above market” or “preferential.” Accordingly, no amounts related to earnings on deferred compensation have been included in the “Summary Compensation Table.”

(2)	This amount was contributed by the Company; the Company has an on-going contribution obligation with respect to Mr. Clancy pursuant to the supplemental arrangement described herein under “Compensation Discussion and Analysis—Deferred Compensation and Pension Plans.”

Potential Payments Upon Termination or a Change in Control
Our employment agreements with our NEOs provide certain compensation in the event of termination, as described herein, as well as customary non-solicitation and non-competition covenants as described above in "Employment Agreements". Generally, VPG does not provide any severance specifically upon a change in control. However, our RSU agreements with the NEOs do provide for accelerated vesting upon a change in control. Termination of employment also impacts outstanding stock options, RSUs, and non-qualified deferred compensation balances.
If we terminate Mr. Shoshani without “cause,” or if Mr. Shoshani resigns with “good reason” (as such terms are defined in his employment agreement) he is entitled to a severance package consisting of:
•24 months of base salary continuation;
•any earned but unpaid performance bonus for the immediately preceding calendar year;
•the immediate vesting of all of the executive’s outstanding time-vested RSUs;
•the executive’s outstanding PBRSUs shall vest on their normal vesting date to the extent applicable performance criteria are realized (provided that upon a change in control, all outstanding PBRSUs would immediately vest as if the performance criteria had been satisfied at the target level);
•a pro rata annual performance bonus (calculated based on his performance bonus target); and
•continuation of certain health and medical benefits for three years following termination, provided that if the Executive’s employment terminates for any reason other than by the Company for "cause," after the executive attains age 62, such coverage will continue for the life of the executive.
If we terminate Messrs. Clancy or Tal without “cause,” or if they resign with “good reason” (as such terms are defined in their respective employment agreements) Mr. Clancy and Mr. Tal are entitled to a severance package consisting of:
•18 months of base salary continuation;
•the immediate vesting of all of his outstanding time-vested RSUs;
•the executive’s outstanding PBRSUs shall vest on their normal vesting date to the extent applicable performance criteria are realized (provided that upon a change in control, all outstanding PBRSUs would immediately vest as if the performance criteria had been satisfied) at the target level;
•any earned but unpaid performance bonus for the immediately preceding calendar year;
•a pro rata annual performance bonus (calculated based on their performance bonus targets): and
•for Mr. Clancy, continuation of certain health and medical benefits for 18 months, or if earlier, the date as of which he is eligible to receive health insurance through another group plan.

The following table sets forth the compensation that Messrs. Shoshani, Clancy, and Tal would have been received had they been terminated without “cause,” or if they resigned with “good reason,” in either such case, as of December 31, 2021.

	Salary Continuation	Bonus	Equity grants	Medical benefit/pension plan	Non-qualified deferred compensation	Total
	(1)	(2)	(3)	(4)	(5)
Ziv Shoshani	$1,410,540	$705,270	$4,086,392	$66,159	$1,752,032	$8,020,393
William M. Clancy	564,303	244,531	1,000,421	644,683	473,096	2,927,034
Amir Tal	398,156	132,719	298,890	-	-	829,765
____________________

(1)	Represents two years of 2021 base salary, paid over two years, for Mr. Shoshani, and eighteen months of 2021 base salary, paid over eighteen months, for Mr. Clancy and Mr. Tal.
(2)
Represents the target performance bonus for each of our NEOs with respect to performance in 2021. Pursuant to the employment agreements with our NEOs, we are required to pay the target performance bonus for the year in which the NEO was terminated (pro-rated based on when termination occurred).

(3)
Represents the value of 110,086 shares for Mr. Shoshani, 26,951 shares for Mr. Clancy, and 8,052 shares for Mr. Tal of otherwise unvested RSUs and PBRSUs (assuming all performance criteria are met), based on $37.12, the closing price of our common stock on December 31, 2021.

(4)
For Mr. Shoshani, this amount reflects the estimated value of three years of medical coverage for Mr. Shoshani, his spouse and his children under the age of 26, based on the value of such coverage at December 31, 2021 and assuming 10% increases in annual premiums. For Mr. Clancy, this amount reflects the present value of the balance in his VPG Non-Qualified Retirement Plan account and eighteen months of COBRA payments.

(5)	Represents each NEOs VPG KEWAP balance as of December 31, 2021, as set forth in the “Non-Qualified Deferred Compensation Table.”

The following table sets forth the compensation that would have been received by each of the Company’s NEOs in the event a change of control occurred on December 31, 2021 where the executives remained employed by the Company after such change of control.

	Salary Continuation	Bonus	Equity grants	Medical benefit/pension plan	Non-qualified deferred compensation	Total
			(1)
Ziv Shoshani	$-	$-	$4,086,392	$-	$-	$4,086,392
William M. Clancy	-	-	1,000,421	-	-	1,000,421
Amir Tal	-	-	298,890	-	-	298,890
____________________

(1)	Represents the value of 110,086 shares for Mr. Shoshani, 26,951 shares for Mr. Clancy, and 8,052 shares for Mr. Tal of otherwise unvested RSUs and PBRSUs (assuming all performance criteria are met), based on $37.12, the closing price of our common stock on December 31, 2021.
Impact on Non-Qualified Deferred Compensation Balances
As described herein, the NEOs are eligible to participate in a non-qualified deferred compensation plan. Each participant in VPG’s deferred compensation plan, or the “VPG KEWAP,” must elect, upon initial participation in the plan, the schedule of payments thereunder upon termination of such participant’s employment. Mr. Shoshani elected to receive a lump-sum distribution of the balance of his VPG KEWAP retirement account upon termination of his employment. Mr. Clancy elected to receive distributions from his retirement account over a ten-year period following termination of his employment.

Impact on Restricted Stock Units
Certain NEOs received grants of RSUs. In the event of a change in control, or in the event of termination without cause, a voluntary termination by the executive for “good reason,” or a termination due to death or disability, all unvested time-based RSUs vest immediately. If such termination or change in control had occurred at December 31, 2021, Messrs. Shoshani, Clancy, and Tal would have vested immediately in 37,513, 9,008, and 2,872 time-based RSUs, respectively. In addition, in the event of termination without cause, a voluntary termination by the executive for "good reason" or a termination due to death or disability Messrs. Shoshani, Clancy, and Tal would remain eligible to vest in up to 72,573, 17,943 and 5,180 PBRSUs, respectively, subject to the satisfaction of performance criteria associated with those PBRSUs. Such vesting would occur, if at all, upon the Compensation Committee’s determination that the applicable performance criteria have been achieved. On a change in control, however, Messrs. Shoshani, Clancy and Tal would have vested into all such PBRSUs immediately, as if the performance criteria had been satisfied at the target level.
Additional Information on Equity Compensation Plans
The following table provides certain information concerning our equity compensation plans as of December 31, 2021.

			Number of shares of
	Number of shares		common stock remaining
	of common stock to be	Weighted average	for future issuance
	issued upon exercise	exercise price of	under equity compensation
	of outstanding options	outstanding options	plans (excluding shares
	and rights	and rights	reflected in the first column)
Equity compensation plans approved by stockholders (1)
2010 Stock Incentive Program (2)
Restricted Stock Units	198,039	n/a
Total 2010 Stock Incentive Program	198,039		328,418

Equity compensation plans not approved by stockholders	-		-
Total equity compensation plans	198,039		328,418
___________________

(1)	Additional information about these plans is presented in Note 10 to the Company's consolidated financial statements, which is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

(2)	The 2010 Stock Incentive Program provides for the grant of stock options, restricted stock, unrestricted stock, and RSUs. Therefore, the shares available for future issuance are presented only in total for the program.

CEO Pay Ratio
This information is provided in accordance with the requirements of Item 402(u) of Regulation S-K and the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010.

As permitted under the requirements of Item 402(u) of Regulation S-K that require us to identify our median employee once every three years and calculate total compensation for the employee each year, we identified our median-paid employee by looking at compensation between January 1, 2021 and December 31, 2021 for employees of the Company as of December 31, 2021. The total employee population considered was 2,336 people and we did not exclude any employees, other than our CEO. We used year-end local payroll records, consistently applied, to identify the median employee.

Mr. Shoshani’s annual total compensation for 2021 was $3,624,818, as disclosed in the Summary Compensation Table above. Our median employee’s annual total compensation, calculated consistent with Summary Compensation Table rules, for 2021 was $38,631. Accordingly, the ratio of our CEO’s pay to our median employee is 94:1.

The ratio is influenced by the mix of geographies where the company has operations, and the nature of the work employees perform in the different countries. Approximately 30% of the company’s total workforce is located in low cost countries, including in China and India. Many of these employees are involved in assembly and manufacturing tasks, particularly in China and India.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2021 compensation of our NEOs.
We are asking our stockholders to indicate their support for our NEOs' compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
The "say-on-pay" vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Following a vote by our stockholders at our 2017 Annual Meeting, our Board determined that we will conduct a “say-on-pay” vote annually.

The Board unanimously recommends that you vote "FOR" the approval of the compensation of the NEOs as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
VPG maintains employment agreements with our CEO and each of our other executive officers. See “Executive Compensation” herein. We historically have had significant agreements, transactions, and relationships with Vishay Intertechnology. See Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC and “Agreements with Vishay Intertechnology” herein. For a more detailed discussion of these arrangements, see “Agreements with Vishay Intertechnology” in our information statement, dated June 22, 2010. The information statement was filed on June 22, 2010 as Exhibit 99.1 to our Registration Statement on Form 10.
Steven C. Klausner is Vice President and Treasurer of VPG. Mr. Klausner is the brother-in-law of Chairman Marc Zandman. Mr. Klausner received salary, bonus, and benefits of $387,729 for 2021.
Mr. Alon Shagir is an employee of Vishay Advanced Technologies, a subsidiary of Vishay Precision Group, Inc. Mr. Shagir is the brother-in-law of Chairman Marc Zandman. Mr. Shagir received salary, bonus, and benefits of $181,500 for 2021.
Our Board has adopted a written Related Party Transaction Policy that governs the review and approval of related party transactions between our Company and our directors and executive officers and their families; stockholders owning in excess of 5% of any class of our securities; and certain affiliates of these persons. The Nominating and Corporate Governance Committee has the responsibility to administer the policy. All related party transactions, including employment relationships and charitable contributions, must be approved in advance by the Committee. Members of the Committee may not participate in any review, consideration, or approval of any transaction involving such member, any family member of such member, or any entity with which such member is affiliated. A copy of the Related Party Transaction Policy is available to stockholders in print upon request.
Our Related Party Transaction Policy requires that all new employment relationships with a family member of a director or executive officer be approved by the Committee. The Committee also must undertake an annual review of on-going employment relationships of family members of any director or executive officer.
Agreements with Vishay Intertechnology
In connection with the spin-off, we and Vishay Intertechnology entered into certain agreements which govern our relationship with Vishay Intertechnology and provide for the allocation of employee benefits, tax and other liabilities and obligations. The following are brief summaries of the terms of the material agreements we entered into with Vishay Intertechnology. Each summary is qualified in its entirety by reference to the full text of the applicable agreement.
The Separation
In a series of transactions culminating on July 6, 2010, Vishay Intertechnology moved its precision measurement and foil resistor businesses to us, including assets and equity interests of certain subsidiaries of Vishay Intertechnology, and we moved a small amount of assets that we held and that did not constitute part of our business to Vishay Intertechnology. Except as specified in the master separation agreement, we agreed to assume and perform all of the liabilities (including contingent liabilities) and obligations arising under or relating to the operation of the precision measurement and foil resistor businesses or the assets and equity interests that were transferred to us as part of the separation, whether incurred before or after the separation.
Tax Matters Agreement
In connection with the master separation agreement, we entered into a tax matters agreement with Vishay Intertechnology. This agreement (1) governs the allocation of U.S. federal, state, local, and foreign tax liability between us and Vishay Intertechnology, (2) provides for certain restrictions and indemnities in connection with the tax treatment of the distribution, and (3) addresses certain other tax-related matters.
Lease Agreements
We and Vishay Intertechnology, or our respective subsidiaries, entered into lease agreements for space in Malvern, Pennsylvania and Akita, Japan. In each case, the lease is at a market rate and on customary terms for a lease of its nature. We intend to continue these lease arrangements for the foreseeable future.

PROPOSAL FOUR

ADOPTION OF THE VISHAY PRECISION GROUP, INC.
2022 STOCK INCENTIVE PLAN

On April 7, 2022, the Compensation Committee recommended that our Board adopt the Vishay Precision Group, Inc. 2022 Stock Incentive Plan (the “2022 Plan”) and submit the 2022 Plan to a vote of our stockholders. On April 7, 2022, our Board adopted the 2022 Plan, subject to stockholder approval, and directed that the 2022 Plan be submitted to our stockholders for their approval at our 2022 annual meeting of stockholders. If approved by our stockholders, the 2022 Plan will become effective as of the date approved by stockholders, and no further awards will be made under the 2010 Stock Incentive Program. If this proposal is not approved by our stockholders, the 2022 Plan will not become effective, and the 2010 Stock Incentive Program will expire in accordance with its terms in 2023.

If approved, we intend to use the 2022 Plan to enhance the profitability and value of the Company for the benefit of its stockholders by enabling us to offer employees, directors, consultants and other service providers of the Company and its affiliates, stock and stock-based incentive awards, to create a means to raise the level of stock ownership by employees, directors, consultants and service providers in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders. The Board believes that an equity incentive plan is an integral part of our approach to long-term incentive compensation, focused on stockholder return, and our continuing efforts to align stockholder and management interests. We believe that growth in stockholder value depends on, among other things, our continued ability to attract and retain non-employee directors, employees, consultants and service providers, in a competitive workplace market, with the experience and capacity to perform at the highest levels.

Description of the 2022 Plan

The principal provisions of the 2022 Plan are summarized below. This summary is qualified in its entirety by reference to the 2022 Plan document, a copy of which is attached as Appendix A and has been filed with the SEC with this Proxy Statement. To the extent the description below differs from the text of the 2022 Plan, the text of the 2022 Plan will control.

Administration

The 2022 Plan vests broad powers in a committee to administer and interpret the 2022 Plan. Until and unless otherwise determined by the Board, that committee will be the Compensation Committee. In this capacity, the Compensation Committee has the authority to, among other things, select the persons to be granted awards, determine the type, size and terms and conditions of such awards, accelerate the vesting or exercisability of an award and extend the period of time during which an award may be exercised (as long as the extension is not beyond the original term of the award). The Compensation Committee may also amend outstanding awards, although an award amendment may require the consent of affected participants if it would materially impair their rights. Subject to the requirements of applicable law and our governing documents, the Compensation Committee may delegate its authority, including its authority to grant awards, under the 2022 Plan to one or more individuals or another committee. The Board may at any time exercise the rights and duties of the Compensation Committee under the 2022 Plan; accordingly, references herein to the Compensation Committee will also include the Board.

In order to comply with foreign law, the Compensation Committee may modify the terms of outstanding awards, establish subplans and take other actions that it deems advisable, provided that no subplans or modifications may increase the number of shares available for grant under the 2022 Plan.

The Board may amend or terminate the 2022 Plan at any time, provided that stockholder approval may be required for certain amendments, to the extent required by applicable law or exchange listing requirements.

Eligibility

All of our employees, directors, consultants and other service providers, and those of our affiliates, are eligible to participate in the 2022 Plan. However, in accordance with applicable tax rules, only our employees (and the employees of our parent or subsidiary corporations) are eligible to be granted incentive stock options.

As of March 31, 2022, there were approximately 2,600 employees, eight directors and no consultants or other service providers who would be eligible to participate in the 2022 Plan. Other than with respect to obligations under employment agreements with our NEOs (see long-term equity incentive award discussion in “Compensation Discussion and Analysis—Compensation Components”), participants will be selected in the discretion of the Compensation Committee.

Vesting

In general, a minimum vesting or restriction period of one year will apply with respect any award (or any portion thereof) granted under the 2022 Plan; provided up to 5% of the shares authorized for issuance under the 2022 Plan may be utilized for awards with a vesting period that is less than one year. Additionally, the minimum vesting period will not apply to awards granted as a substitute award in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the minimum vesting period, awards granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the participant within the minimum vesting period, annual awards to non-employee directors that occur in connection with the Company’s annual meeting of stockholders that vest on the date of the Company’s next annual meeting of stockholders, and awards that may vest in connection with a participant’s termination of employment or in connection with a Change in Control (as described and defined below).

Shares of Stock Available for Issuance

Subject to certain adjustments, the maximum number of shares of our common stock (referred to in this proposal as “common stock” or “shares”) that may be issued under the 2022 Plan is 608,000 shares, which includes 308,000 shares reserved for issuance under the 2010 Stock Incentive Program as of the date the 2022 Plan was approved by our Board, plus up to 197,685 additional shares underlying awards outstanding under the 2010 Stock Incentive Program that expire, terminate are canceled or forfeited without issuance to the holder thereof of the full number of shares to which the award related (the “Share Pool”).

If any award granted under the 2022 Plan or 2010 Stock Incentive Program expires, terminates, is canceled or is forfeited, the shares underlying the award will be available for new grants under the 2022 Plan. Any shares that are withheld for the payment of taxes or in satisfaction of the exercise price of an option award, and any shares that are not delivered upon exercise or settlement of a stock appreciation right, will not again become available for grant under the 2022 Plan.

Any shares issued in respect of awards granted in substitution for equity-based awards of an entity acquired by the Company or a subsidiary, or with which the Company or a subsidiary combine, will not reduce the Share Pool.

The maximum aggregate number of shares under the 2022 Plan that may be issued in respect of incentive stock options is equal to 608,000 shares.

The market value of a share of our common stock as of April 11, 2022 was $31.57.

Adjustments

In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to stockholders of the Company that affects our common stock, the Compensation Committee shall, in such manner as it deems equitable, make adjustments to the number and kind of shares issuable under the 2022 Plan, the number and kind of shares subject to outstanding awards, the exercise prices of outstanding awards and any other affected term or condition of the 2022 Plan or outstanding awards.

Types of Awards

The 2022 Plan provides for the grant of the following types of awards: (i) stock options (both incentive stock options (“ISOs”) or non-qualified stock options), (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units (“RSUs”), and (v) other cash or stock-based awards.

Stock Options. A stock option entitles the holder to purchase from us a stated number of shares of our common stock at a specified price for a limited period of time. The Compensation Committee will specify the number of shares of common stock subject to each option and the exercise price for such option, provided that, in case of an ISO, the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. However, for an ISO granted to a 10% stockholder, the exercise price shall not be less than 110% of the fair market value of a share of common stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The Compensation Committee, however, may in its discretion permit payment of the exercise price through other methods. For example, unless the Compensation Committee decides otherwise, the option holder may pay the exercise price of an option through the surrender of previously acquired shares or may “net settle” an option (which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option).

All options shall be exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the Compensation Committee on the date of grant. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Stock Appreciation Rights. A stock appreciation right represents the right to receive, upon exercise, any appreciation in a share of common stock over a particular time period. The base price of a stock appreciation right shall not be less than the fair market value of a share of common stock on the date the stock appreciation right is granted. The maximum term of a stock appreciation right shall be determined by the Compensation Committee on the date of grant, but shall not exceed 10 years. Stock appreciation right payouts may be made in cash, shares of common stock, or a combination of both, at the Compensation Committee’s discretion.

Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant’s service with us (or our affiliates) terminates due to death or disability, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable at the time of the participant’s death or disability (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of twelve months from the termination date or until the expiration of the original award term, whichever period is shorter. If a participant’s service with us (or our affiliates) is terminated for cause (as defined in the 2022 Plan), (i) all unexercised options and stock appreciation rights (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any option or stock appreciation right exercise then in progress will be cancelled. Additionally, in the event that the Company determines that a participant has, at any time during the twelve-month period following termination of employment or service violated the terms of any agreement with the Company or a subsidiary regarding (i) engaging in a business that competes with the business of the Company or any subsidiary, (ii) interfering in any material respect with any contractual or business relationship of the Company or any subsidiary, or (iii) soliciting the employment or service of any person who was during such twelve-month period, a director, officer, partner, employee, agent or consultant of the Company or a subsidiary, then (x) all outstanding unexercised options and stock appreciation rights shall be forfeited and (y) upon written request from the Company, the participant shall pay to the Company any gain realized upon the exercise of an option or stock appreciation right within the twelve-month period preceding the violation or such other period as may be set forth in an applicable agreement.

Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant’s service terminates for any other reason, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable at the time of the participant’s termination (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of ninety days from the termination date or until the expiration of the original option or stock appreciation right term, whichever period is shorter. Unless otherwise provided by the Compensation Committee, any options and stock appreciation rights that are not exercisable at the time of the termination of service shall terminate and be forfeited on the termination date.

Restricted Stock. A restricted stock award is a grant of shares of common stock that are subject to forfeiture and transfer restrictions during a specified period. The Compensation Committee will determine the price, if any, to be paid by the participant for each share of restricted stock. If the specified vesting conditions are not attained, the underlying common stock will be forfeited to us. Conversely, if and when the vesting conditions are satisfied, the restrictions imposed will lapse. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock and receive dividends with respect to restricted stock. However, any such dividends will be subject to the same vesting conditions as the restricted stock to which they relate. The Compensation Committee may also require that the dividends be reinvested in additional restricted shares. The Compensation Committee may issue a certificate or certificates representing the number of shares subject to an award of restricted stock or place shares in a restricted stock account with the transfer agent during the restriction period. As a condition to any award of restricted stock, a participant may be required to deliver to us a stock power, endorsed in blank, relating to the shares of common stock covered by the award. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon termination of service a participant will forfeit all restricted stock that then remains subject to forfeiture.

Restricted Stock Units. An RSU represents a right to receive, on the achievement of specified vesting conditions, an amount equal to the fair market value of one share of our common stock. An RSU may be settled in shares of our common stock, cash or a combination of both, at the discretion of the Compensation Committee. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon a termination of service, a participant will forfeit all of the participant’s RSUs that then remain subject to forfeiture.

Cash and Other Stock-Based Awards. Cash and other stock-based awards (including awards to receive unrestricted shares of our common stock) may be granted to participants. The Compensation Committee will determine the terms and conditions of each such award, including, as applicable, the term, any exercise or purchase price, vesting conditions and other terms and conditions.

Change in Control

Unless otherwise determined by the Compensation Committee at grant or pursuant to an employment agreement or similar arrangement, in the event of a “change in control” (as defined in the 2022 Plan, which requires consummation of the applicable transaction or event), if a participant’s outstanding award is not converted, assumed, or replaced by a successor entity with an equivalent award, then immediately prior to the change in control the participant’s outstanding award shall become fully exercisable and vested and all forfeiture restrictions on such award shall immediately lapse. If a change in control occurs and a participant’s outstanding award is converted, assumed, or replaced by a successor entity with an equivalent award, outstanding awards will vest if the participant has a separation from service within eighteen months after the change in control due to a termination by us (or the resulting entity in the change in control) without “cause” or a resignation by the participant for “good reason” (each as defined in 2022 Plan). Subject to the foregoing vesting rules and notwithstanding anything to the contrary set forth in the 2022 Plan or an award agreement, upon or in anticipation of any change in control, the Compensation Committee may, in its sole and absolute discretion and without the need for the consent of any participant, take one or more of the following actions contingent upon the occurrence of that change in control: (i) cancel any award in exchange for a substitute award; (ii) cause any outstanding option or stock appreciation right that is not converted, assumed, or replaced by a successor entity to become exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to that change in control, cancel that option or stock appreciation right upon closing of the change in control; (iii) redeem any restricted stock or RSU that is not converted, assumed, or replaced by a successor entity for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share of common stock on the date of the change in control; (iv) cancel any option or stock appreciation right that is not converted, assumed, or replaced by a successor entity in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of shares subject to that option or stock appreciation right, multiplied by (B) the difference, if any, between the fair market value on the date of the change in control and the exercise price of that option or the base price of the stock appreciation right; provided, that if the fair market value on the date of the change in control does not exceed the exercise price of any such option or the base price of any such stock appreciation right, the Compensation Committee may cancel that option or stock appreciation right without any payment of consideration therefor; and/or (v) take such other action as the Compensation Committee determines to be appropriate under the circumstances. In the discretion of the Compensation Committee, any cash or substitute consideration payable upon cancellation of an award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled award immediately prior to the change in control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the change in control.

Repricing Prohibited

The Compensation Committee may not reprice options or stock appreciation rights without stockholder approval, whether such repricing is accomplished by (i) means of a cancellation/re-grant program pursuant to which outstanding options or stock appreciation rights are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise or base price per share, (ii) cancellation of outstanding options or stock appreciation rights with exercise prices or base prices per share in excess of the then current fair market value for consideration payable in equity securities of the Company or cash, (iii) directly or indirectly reducing the exercise price or base price of outstanding options or stock appreciation rights, or (iv) any other method.

Clawback

Awards under the 2022 Plan (and any shares subject to the awards) will be subject to rescission, cancellation or recoupment, in whole or in part, or other similar action in accordance with the terms of any company clawback or similar policy or any applicable law related to such actions, as may be in effect from time-to-time.

Miscellaneous

Generally, awards granted under the 2022 Plan may not be transferred, except by will or intestate succession. However, the Compensation Committee may in its discretion authorize the gratuitous transfer of awards (other than incentive stock options) to family members of the grantee, partnerships owned by such family members, trusts for the benefit of such family members or other similar estate planning vehicles.

Awards under the 2022 Plan will be subject to withholding for applicable taxes, to the extent required by law, and the Compensation Committee may authorize the withholding of shares subject to an award to satisfy required tax withholding.

Awards under the 2022 Plan are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and will be interpreted accordingly. However, the Company does not guarantee any particular tax treatment for any award under the 2022 Plan.

Unless the 2022 Plan is extended with the approval of our stockholders, the 2022 Plan will expire on April 7, 2032 (ten years after the Board adopted the 2022 Plan).

Federal Income Tax Consequences

The federal income tax consequences of the issuance, exercise and/or settlement of awards under the 2022 Plan are described below. The following information is only a summary and does not address all aspects of taxation that may be relevant to a particular participant in light of his or her personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards and the ownership and disposition of any underlying securities. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws. Tax laws are subject to change. Generally, all amounts taxable as ordinary income to participants under the 2022 Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Code. Under Section 162(m), the Company cannot deduct compensation paid to certain covered employees in excess of $1 million per year.

Nonqualified Stock Options

A participant recognizes no taxable income when a non-qualified stock option is granted. Upon exercise of a non-qualified stock option, a participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified stock option. A participant’s tax basis in shares of common stock received upon exercise of a non-qualified stock option will generally be equal to the fair market value of those shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of shares of common stock received upon exercise of a non-qualified stock option, the participant will realize short-term or long-term capital gain or loss, depending on the period the shares are held. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Incentive Stock Options

A participant recognizes no taxable income when an incentive stock option is granted or exercised. So long as the participant meets the applicable holding period requirements for shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and the Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will then recognize ordinary income. The amount of ordinary income recognized by the participant is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares of common stock on the date of exercise and the option exercise price. Any gain realized in excess of this amount will be treated as short- or long-term capital gain (depending on how long the shares are held). If the option price exceeds the amount realized upon such a disposition, the difference will be short- or long-term capital loss (depending on how long the shares are held). Notwithstanding the above, individuals subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Stock Appreciation Rights

A participant recognizes no taxable income when a stock appreciation right is granted or vests as long as the grant price is at least equal to the fair market value of our common stock on the date of grant and the stock appreciation right has no additional deferral feature. Upon the exercise of a stock appreciation right, a participant will recognize ordinary income equal to the excess of the fair market value of the shares of common stock underlying the stock appreciation right over the grant price of the stock appreciation right. A participant’s tax basis in shares of common stock received upon exercise of a stock appreciation right will generally be equal to the fair market value of those shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of shares of common stock received upon exercise of a stock appreciation right, the participant will realize short-term or long-term capital gain or loss, depending on the period the shares are held. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Restricted Stock

If a participant receives shares of restricted stock under the 2022 Plan and does not make the election described in the next paragraph, the participant will recognize no taxable income upon the receipt of the shares. When the forfeiture conditions with respect to the restricted stock lapse, the participant will recognize ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares. A participant’s tax basis in shares of restricted stock will generally be equal to the income recognized when the forfeiture conditions lapse, and the participant’s holding period for the shares will begin at that time. Upon sale of the shares, the participant will realize short- or long-term gain or loss, depending on how long the shares are held after the forfeiture conditions lapse. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in the shares.

Participants receiving shares of restricted stock may make an election under Section 83(b) of the Code. By making a Section 83(b) election, the participant elects to recognize compensation income when the shares are received rather than at the time the forfeiture conditions lapse. The amount of such compensation income will be equal to the fair market value of the shares upon receipt (valued without regard to the forfeiture conditions and transfer restrictions applicable to the shares), less any amount paid for the shares. By making a Section 83(b) election, the participant will recognize no additional compensation income when the forfeiture conditions lapse. The participant’s tax basis in shares with respect to which a Section 83(b) election is made will generally be equal to the income recognized at grant, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares, the participant will realize short- or long-term capital gain or loss, depending on the period the shares were held. However, if the shares are forfeited, the participant will not be entitled to claim a deduction with respect to any income tax paid upon making the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after the shares of restricted stock are issued.

Restricted Stock Units

When shares of common stock or cash with respect to RSU awards are delivered to the participant, the value of the shares or cash is then taxable to the participant as ordinary income.

Other Stock-Based Awards

The taxation of other stock-based awards will depend upon the design of such awards.

New Plan Benefits

If our stockholders approve this Proposal, a portion of the shares of our common stock reserved for issuance under the 2022 Plan would be used to satisfy the contractual obligations described in the employment agreements with our NEOs (see long-term equity incentive award discussion in “Compensation Discussion and Analysis—Compensation Components”). Such awards are deliverable on or about January 1 of each year, are tied to the NEO’s base salary and sized based on an average closing price of our stock, and, therefore, are not determinable at this time. Pursuant to our NEDC Plan, each of our non-employee directors is annually granted restricted stock units worth $55,000. Such awards are deliverable on or about the date of our annual meeting of stockholders and sized based on an average closing price of our stock, and, therefore, are not determinable at this time. For additional information regarding our compensation policy for non-employee directors, see the “Director Compensation” section above.

Awards granted in fiscal year 2021 under the 2010 Stock Incentive Program would not have changed if the 2022 Plan had been in effect instead of the 2010 Stock Incentive Program. The following table sets forth information with respect to the grant of awards under the 2022 Plan to our NEOs, to all current executive officers as a group, to all current directors who are not executive officers as a group, and to all employees, including all current officers who are not executive officers, as a group, during our last fiscal year had the 2022 Plan been in effect:

Vishay Precision Group, Inc. 2022 Stock Incentive Plan
Name and Position	Shares of Time- Based RSUs Awarded in 2021 and Grants of Common Stock	Shares of Performance- Based RSUs Awarded in 2021
Ziv Shoshani – President and Chief Executive Officer	19,983	19,984

William M. Clancy – Executive Vice President and Chief Financial Officer	4,541	4,540

Amir Tal – Senior Vice President and Chief Accounting Officer	1,719	1,719

Executive Group	26,243	26,243

Non-Executive Director Group	—	9,936

Non-Executive Officer Employee Group	6,584	11,210

The Board of Directors unanimously recommends that you vote "FOR" the adoption of the Vishay Precision Group, Inc. 2022 Stock Incentive Plan.

OTHER MATTERS
This proxy statement includes all of the business that the Board intends to present at the annual meeting. The Board is not aware of any other matters proposed to be presented at the meeting. If any other matters are properly brought before the annual meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.
AVAILABILITY OF ANNUAL REPORT AND FORM 10-K TO STOCKHOLDERS
This proxy statement and our 2021 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for fiscal year ended December 31, 2021, are available at our Investor Relations page at https://ir.vpgsensors.com. VPG will provide to any stockholder, upon written request and without charge, a copy of our most recent Annual Report on Form 10-K, including the financial statements, as filed with the Securities and Exchange Commission. All requests for such reports should be directed to Investor Relations, Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, PA 19355, telephone number (484) 321-5300.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2023 ANNUAL MEETING
Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2023 Annual Meeting of Stockholders must be received by us no later than December 15, 2022 and must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission.
In accordance with our current bylaws, for a director nomination or a proposal of a stockholder to be raised from the floor and presented at our 2023 Annual Meeting of Stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (A) not prior to February 25, 2023 nor later than March 27, 2023 or (B) in the event that the 2023 Annual Meeting of Stockholders is held prior to April 26, 2023 or after July 25, 2023, notice by the stockholder must be so received not later than the 60th day prior to the annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, not later than the 10th day following the day on which public announcement of the date of such meeting is first made by us. A stockholder’s notice of intention to present a director nomination or a proposal should be addressed to our Secretary, Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, Pennsylvania 19355.
The form of proxy issued with our 2023 proxy statement will confer discretionary authority to vote for or against any proposal made by a stockholder at our 2023 Annual Meeting of Stockholders and which is not included in our proxy statement. However, such discretionary authority is not permitted to be exercised if the stockholder proponent has given notice to our Secretary of such proposal between February 25, 2023 and March 27, 2023 and certain other conditions provided for in the SEC’s rules have been satisfied.

In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 27, 2023.

By order of the Board of Directors,

/s/ William M. Clancy
William M. Clancy
Chief Financial Officer and Corporate Secretary

April 14, 2022

Appendix A

VISHAY PRECISION GROUP, INC.
2022 STOCK INCENTIVE PLAN
Section 1.    Purpose; Definitions. The purposes of the Vishay Precision Group, Inc. 2022 Stock Incentive Plan (as amended from time to time, the “Plan”) are to: (a) enable Vishay Precision Group, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company. Upon the Effective Date, no further awards shall be made under the Prior Plan (as defined below).
For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:
(a)    “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.
(b)    “Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.
(c)    “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Cash or Other Stock Based Awards made under this Plan.
(d)    “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.
(e)    “Board” means the Board of Directors of the Company, as constituted from time to time.
(f)    “Cash or Other Stock Based Award” means an award that is granted under Section 10.
(g)     “Cause” means conduct by a Participant amounting to (i) fraud or dishonesty against the Company, (ii) willful misconduct, repeated refusal to follow the reasonable directions of the Board, or knowing violation of law in the course of performance of the duties of Participant’s employment with the Company, (iii) repeated absences from work without a reasonable excuse, (iv) intoxication with alcohol or drugs while on the Company’s premises during regular business hours, (v) a conviction or plea of guilty or no contest to a felony or a crime involving dishonesty, or (vi) a breach or violation of any Company policies regarding employee conduct, or a breach or violation of the terms of any employment or other agreement between Participant and the Company. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in such other agreement.
(h)    “Class B Common Stock” means the Class B common stock, $0.10 par value per share, of the Company.
(i)    “Change in Control” means the occurrence of any of the following events: (i) a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company or any of its Subsidiaries or any employee benefit plans of the Company or any of its Subsidiaries or any Permitted Holders) becomes the direct or indirect “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of 50% or more, in the aggregate, of the voting power of the (A) Shares and Class B Common Stock then outstanding or (B) other capital stock into which Shares or Class B Common Stock are reclassified or changed; (ii) the consummation of any share exchange, consolidation or merger of the Company pursuant to which Shares will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than to a Subsidiary of the Company; provided, however, that a transaction where
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the holders of Shares and the Class B Common Stock immediately prior to such transaction own, directly or indirectly, 50% or more of aggregate voting power of all classes of common equity of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Change in Control; (iii) during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; (iv) a liquidation or dissolution of the Company; or (v) such other event deemed to constitute a “Change in Control” by the Board. Notwithstanding anything in the Plan or an Award Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.
(j)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(k)    “Committee” means the committee authorized to administer the Plan under Section 2. To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director. Unless otherwise determined by the Board, the Compensation Committee of the Board will serve as the Committee.
(l)    “Company” is defined above in this Section 1.
(m)    “Common Stock” means common stock, $0.10 par value per share, of the Company.
(n)    “Director” means a member of the Board.
(o)    “Disability” means a physical or mental condition which, in the judgment of the Committee, permanently prevents a Participant from performing their usual duties for the Company or such other position or job which the Company makes available to them and for which the Participant is qualified by reason of their education, training and experience. In making its determination, the Committee may, but is not required to, rely on advice of a physician competent in the area to which such Disability relates. The Committee may make the determination in its sole discretion and any decision of the Committee shall be binding on all parties.
(p)    “Effective Date” is defined in Section 19 hereto.
(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)    “Fair Market Value” means, for any particular date, the last sale price of the Common Stock on the New York Stock Exchange or, if no reported sales take place on the applicable date, the average of the high bid and low asked prices of the Common Stock as reported for such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date. In the event that the Fair Market Value cannot be thus determined, it shall be determined in good faith by the Committee.
(s)    “Good Reason” means, unless otherwise determined by the Committee in the applicable Award Agreement, without the Participant’s consent, either of the following events: (i) a material and adverse change in the Participant’s titles, offices, duties or responsibilities; (ii) a reduction in the Participant’s annual base salary; (iii) a relocation of more than 50 miles of the Participant’s principal place of performance; or (iv) any material breach by the Company, its Affiliates or their respective successors of any of its material obligations to the Participant. Prior to resigning for Good Reason, the Participant shall give written notice to the employing entity of the facts and circumstances claimed to provide a basis for such resignation not more than thirty (30) days following the Participant’s knowledge of such facts and circumstances, and the employing entity shall have thirty (30) days after receipt of such notice to cure (and if so cured, the Participant shall not be permitted to resign for Good Reason in respect thereof) and the Participant shall resign within ten (10) business days following the relevant employing entity’s failure to cure. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically
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defines “good reason,” then with respect to such Participant, “Good Reason” shall have the meaning defined in such other agreement.
(t)    “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.
(u)    “Minimum Vesting Period” means the one-year period following the date of grant of an Award.
(v)    “Non-Employee Director” has the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.
(w)    “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.
(x)    “Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.
(y)    “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.
(z)    “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its Affiliates to whom an Award is granted.
(aa)    “Permitted Holder” means each of the Estate of Dr. Felix Zandman, Dr. Felix Zandman’s surviving spouse, his children or lineal descendants, any trust established for the benefit of such persons, or any “person” (as such term is used in Section 13(d) or Section 14(d) of the Exchange Act), directly or indirectly, controlling, controlled by or under common control with any such person referenced in this Section 1(aa) or any trust established for the benefit of such persons or any charitable trust or non-profit entry established by a Permitted Holder, or any group in which such Permitted Holders hold more than a majority of the voting power of the Common Stock and Class B Common Stock deemed to be beneficially owned by such group.
(bb)    “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.
(cc)    “Plan” is defined above in this Section 1.
(dd)    “Prior Plan” means the 2010 Vishay Precision Group Inc. Stock Incentive Program, as amended.
(ee)    “Prior Plan Awards” mean awards granted under the Prior Plan.
(ff)    “Restriction Period” is defined in Section 8(b)(i) hereof.
(gg)    “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.
(hh)    “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.
(ii)    “Section 409A” is defined in Section 18 hereof.
(jj)    “Securities Act” means the Securities Act of 1933, as amended.
(kk)    “Shares” means shares of the Common Stock, subject to substitution or adjustment as provided in Section 3(e) hereof.
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(ll)    “Stock Appreciation Right” means a right granted under and subject to Section 6 hereof.
(mm)    “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.
(nn)    “Vesting Conditions” is defined in Section 5(c) hereof.
Section 2.    Administration. The Plan shall be administered by the Committee; provided, that, notwithstanding anything to the contrary herein, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Applicable Law are required to be determined in the sole discretion of the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.
The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:
(a)    select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);
(b)    determine the type of Award to be granted;
(c)    determine the number of Shares, if any, to be covered by each Award;
(d)    establish the terms and conditions of each Award;
(e)    accelerate the vesting or exercisability of an Award;
(f)    extend the period of time during which an Award may be exercised (but in no event beyond the expiration of the original Award term); and
(g)     modify or amend each Award, subject to the Participant’s consent if such modification or amendment would materially impair such Participant’s rights.
The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise take any action that may be necessary or desirable to facilitate the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.
To the extent permitted by Applicable Law and the Company’s governing documents, the Committee may delegate its authority as identified herein to any individual or committee of individuals (who may, but need not be, one or more Directors or Non-Employee Directors), including without limitation the authority to grant Awards hereunder. To the extent that the Committee delegates its authority to make Awards hereunder, applicable references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Committee’s delegate, but the authority to administer the Plan will otherwise remain with the Committee. The Committee may revoke any such delegation at any time for any reason with or without prior notice.
No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.
Section 3.    Shares Subject to the Plan.
(a)    Shares Subject to the Plan. Subject to adjustment as provided in Section 3(e), the maximum number of Shares that may be issued in respect of Awards under the Plan is the sum of: (i) 608,000
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Shares and (ii) up to 197,685 additional Shares subject to Prior Plan Awards pursuant to Section 3(c) hereof. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares.
(b)    Substitute Awards. Notwithstanding the foregoing, any Shares issued in respect of Awards granted in substitution for equity-based awards of an entity acquired by the Company or a Subsidiary, or with which the Company or a Subsidiary combines, will not be counted against the number of Shares available for issuance hereunder.
(c)    Share Recycling. If and to the extent that an Award or a Prior Plan Award terminates, expires, is canceled or is forfeited for any reason on or after the Effective Date, the Shares associated with that Award or Prior Plan Award will become available (or again be available) for grant under the Plan. Shares withheld on or after the Effective Date in settlement of a tax withholding obligation associated with an Award or a Prior Plan Award, or in satisfaction of the exercise price payable upon exercise of an Award or Prior Plan Award, will not become available (or again be available) for grant under the Plan. Any Shares subject to a Stock Appreciation Right that are not delivered upon exercise or settlement of such Award will not again become available for grant under the Plan.
(d)    Incentive Stock Option Limit. Subject to adjustment as provided in Section 3(e) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan in respect of Incentive Stock Options is 805,685.
(e)    Other Adjustment. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends), or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it deems equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.
(f)    Change in Control. Subject to the terms of an Award Agreement or any other arrangement between the Company (or an Affiliate thereof) and any Participant, if a Change in Control occurs and a Participant’s outstanding Award is not converted, assumed, or replaced by a successor entity with an equivalent award, then immediately prior to the Change in Control the Participant’s outstanding Award shall become fully exercisable and vested and all forfeiture restrictions on such Award shall immediately lapse. If a Change in Control occurs and a Participant’s outstanding Award is converted, assumed, or replaced by a successor entity with an equivalent award and within eighteen months after such Change in Control, the Participant is terminated without Cause or terminates their employment voluntarily with Good Reason, then upon such termination the Participant’s outstanding Award shall become fully exercisable and vested and all forfeiture restrictions on such Award shall immediately lapse. Subject to the foregoing vesting rules and notwithstanding anything to the contrary set forth herein or an Award Agreement, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:
(i)    cancel any Award in exchange for a substitute award;
(ii)    cause any outstanding Option or Stock Appreciation Right that is not converted, assumed, or replaced by a successor entity to become exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option or Stock Appreciation Right upon closing of the Change in Control;
(iii)    redeem any Restricted Stock or Restricted Stock Unit that is not converted, assumed, or replaced by a successor entity for cash and/or other substitute consideration with value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control;
(iv)    cancel any Option or Stock Appreciation Right that is not converted, assumed, or replaced by a successor entity in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by
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(B) the difference, if any, between the Fair Market Value on the date of the Change in Control and the exercise price of that Option or the base price of the Stock Appreciation Right; provided, that if the Fair Market Value on the date of the Change in Control does not exceed the exercise price of any such Option or the base price of any such Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor; and/or
(v)    take such other action as the Committee determines to be appropriate under the circumstances.
In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.
Notwithstanding any provision of this Section 3(f), in the case of any Award subject to Section 409A of the Code, the Committee shall only be permitted to take actions under this Section 3(f) to the extent that such actions would be consistent with the intended treatment of such Award under Section 409A of the Code.
(g)    Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have employees, directors and consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Committee, in its discretion, shall have the power and authority to: (i) modify the terms and conditions of any Award granted to employees, directors and consultants outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (ii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.
Section 4.    Eligibility; Minimum Vesting.
(a)    Eligibility. Employees, Directors, consultants and other persons who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided that such persons are eligible to be issued securities of the Company registered on Form S-8 or exempt from registration pursuant to Rule 701 under the Securities Act, as applicable (or any successor provision). However, only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.
(b)    Minimum Vesting Period. The vesting period for each Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 4(b) shall limit the Committee’s authority to accelerate the vesting of Awards as set forth in Section 3(f); and, provided further, notwithstanding the foregoing, up to 5% of the Shares authorized for issuance under the Plan may be utilized for unrestricted Share Awards or other Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”). Notwithstanding the foregoing, in addition to Excepted Awards, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period (i) if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (ii) if such Awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the Participant within the Minimum Vesting Period. In addition, notwithstanding the foregoing, annual Awards to Non-Employee Directors that occur in connection with the Company’s annual meeting of stockholders may vest on the date of the Company’s next annual meeting of stockholders.
Section 5.    Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option.
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The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its discretion:
(a)    Option Price. The exercise price per Share under an Option will be determined by the Committee, and in the case of an Incentive Stock Option, will not be less than 100% of the Fair Market Value on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value on the date of the grant.
(b)    Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years. No Option may be exercised by any Person after the expiration of the term of the Option.
(c)    Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. Such terms and conditions may include the continued employment or service of the Participant, the attainment of specified individual or corporate goals, or such other factors as the Committee may determine in its discretion (the “Vesting Conditions”). The Committee may provide in the terms of an Award Agreement that the Participant may exercise the unvested portion of an Option in whole or in part in exchange for shares of Restricted Stock subject to the same vesting terms as the portion of the Option so exercised. Restricted Stock acquired upon the exercise of an unvested Option shall be subject to such additional terms and conditions as determined by the Committee.
(d)    Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7 Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price and any taxes required to be withheld in connection with such exercise, either by certified or bank check, or such other means as the Committee may accept. The Committee may, in its discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the fair market value of the Shares on the date the Option is exercised or through means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current fair market value over (b) the Option exercise price, divided by (B) the then current fair market value.
An Option will not confer upon the Participant any of the rights or privileges of a stockholder in the Company unless and until the Participant exercises the Option in accordance with the paragraph above and is issued Shares pursuant to such exercise. For avoidance of doubt, dividends, dividend equivalents and other distributions shall not accrue on any Shares subject to an Option.
(e)    Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.
(f)    Termination of Service. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.
Section 6.    Stock Appreciation Right. Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights to eligible individuals. Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of Shares subject to the Award that is being exercised multiplied by the excess of (i) the Fair Market Value on the date the Award is exercised, over (ii) the
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base price specified in the applicable Award Agreement. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing each Stock Appreciation Right shall indicate the base price, the term and the Vesting Conditions for such Award. A Stock Appreciation Right base price may never be less than 100% of the Fair Market Value on the date of grant. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted. Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the portion of the Award to be exercised. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Stock Appreciation Rights will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service. For avoidance of doubt, dividends, dividend equivalents and other distributions shall not accrue on any Shares subject to a Stock Appreciation Right.
Section 7.    Termination of Service. Unless otherwise specified with respect to a particular Option or Stock Appreciation Right in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option or Stock Appreciation Right that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or Stock Appreciation Right that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.
(a)    Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.
(b)    Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.
(c)    Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause or if a Participant resigns at a time that there was a Cause basis for such Participant’s termination: (i) any Option or Stock Appreciation Right, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares that the Company has not yet delivered will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any. In addition, in the event that the Company in its sole discretion determines that the Participant has, at any time during the 12-month period following termination of employment or service violated the terms of any agreement with the Company or a Subsidiary regarding (i) engaging in a business that competes with the business of the Company or any Subsidiary, (ii) interfering in any material respect with any contractual or business relationship of the Company or any Subsidiary, or (iii) soliciting the employment or service of any person who was during such 12-month period, a director, officer, partner, Employee, agent or consultant of the Company or a Subsidiary, then (x) all outstanding unexercised Options and Stock Appreciation Right issued to the holder pursuant to the Plan shall be forfeited and (y) upon written request from the Company, the Participant shall pay to the Company any gain realized upon the exercise of an Option or Stock Appreciation Right within the 12-month period preceding the violation or such other period as may be set forth in an applicable agreement.
(d)    Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.
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Section 8.    Restricted Stock.
(a)    Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero.
(b)    Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its discretion:
(i)    During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon one or more Vesting Conditions.
(ii)    While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares. Unless otherwise determined by the Committee, if any cash distributions or dividends are payable with respect to the Restricted Stock, the cash distributions or dividends will be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3 of the Plan. A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.
(iii)    Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.
(c)    Certificates. Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period. If physical certificates are issued, they will be held in escrow by the Company or its designee during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.
Section 9.    Restricted Stock Units. Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may impose one or more Vesting Conditions on such units. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing a Restricted Stock Unit shall set forth the Vesting Conditions and time and form of payment with respect to such Award. The Participant shall not have any stockholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder; provided, however, that an Award Agreement may provide for the inclusion of dividend equivalent payments or unit credits with respect to the Award in the discretion of the Committee. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting in full, any portion of the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.
Section 10.    Cash or Other Stock Based Awards. Subject to the other terms of the Plan, the Committee may grant Cash or Other Stock Based Awards (including Awards to receive unrestricted Shares or immediate cash payments) to eligible individuals. The Award Agreement evidencing a Cash or Other Stock Based Award shall set forth the terms and conditions of such Cash or Other Stock Based Award, including, as applicable,
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the term, any exercise or purchase price, performance goals, Vesting Conditions and other terms and conditions. Payment in respect of a Cash or Other Stock Based Award may be made in cash, Shares, or a combination of cash and Shares, as determined by the Committee.
Section 11.    Amendments and Termination. Subject to any stockholder approval that may be required under Applicable Law, the Plan may be amended or terminated at any time or from time to time by the Board.
Section 12.    Repricing Prohibited. The Committee and the Board may not reprice Options or Stock Appreciation Rights without stockholder approval, whether such repricing is accomplished by (i) means of a cancellation/re-grant program pursuant to which outstanding Options or Stock Appreciation Rights are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancellation of outstanding Options or Stock Appreciation Rights with exercise prices or base prices per share in excess of the then current Fair Market Value for consideration payable in equity securities of the Company or cash, (iii) directly or indirectly reducing the exercise price or base price of outstanding Options or Stock Appreciation Rights, or (iv) any other method.
Section 13.    Conditions Upon Grant of Awards and Issuance of Shares.
(a)    The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.
(b)    No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law.
(c)    If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction over the issuance or sale of Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.
Section 14.    Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members, to partnerships in which such family members are the only partners, to other similar estate planning vehicles, or to such other transferees as the Committee permits (taking into account the restrictions or requirements of applicable tax, securities and other laws). The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.
Section 15.    Withholding of Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. To the extent authorized by the Committee, the required tax withholding may be satisfied by the withholding of Shares subject to the Award based on the fair market value of those Shares, as determined by the Company, but in any case not in excess of the amount determined based on the maximum statutory tax rate in the applicable jurisdiction. The obligations of the Company under the Plan will be conditioned on such payment or
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arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
Section 16.    General Provisions.
(a)    The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate.
(b)    The Awards, and any Shares associated therewith, shall be subject to the Company’s stock ownership, securities trading, anti-hedging and other similar policies, as in effect from time to time.
(c)    All certificates for Shares or other securities delivered under the Plan, if any, will be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause Shares or other securities to be legended to reflect those restrictions.
(d)    Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required. Similarly, the grant of any Award will not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
(e)    Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.
Section 17.    Clawbacks. The Awards (whether vested or unvested) shall be subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy of the Company that is applicable to the Participant. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.
Section 18.    Section 409A. All Awards are intended to be exempt from or comply with the requirements of Section 409A of the Code (“Section 409A”) and should be interpreted accordingly. Nonetheless, the Company does not guaranty any particular tax treatment for any Award. For any Award that is non-qualified deferred compensation subject to Section 409A, the Committee may elect to liquidate such Award at any time in a manner intended to comply with Treas. Reg. § 1.409A-3(j)(4)(ix) or any successor provision. Notwithstanding anything to the contrary in the Plan or an Award, if at the time of a Participant’s separation from service, such Participant is a “specified employee" (within the meaning of Section 409A), then any amounts payable under the Plan on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of the separation from service shall instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon the Participant’s death, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A to such amounts. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.
Section 19.    Term of Plan. The Plan was adopted by the Board on April 7, 2022 (the “Adoption Date”), subject to approval by the Company's stockholders (the date of such approval, the “Effective Date”). Unless the Plan shall theretofore have been terminated in accordance with Section 11, the Plan shall terminate on April 7, 2032, which is the 10-year anniversary of the earlier of (i) the date the Board approved the Plan or (ii) the date the Company’s stockholders approved the Plan, and no Awards shall thereafter be granted under the Plan.
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Section 20.    Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.
Section 21.    Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.
Section 22.    Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.
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2022 STOCK INCENTIVE PLAN
ISRAELI ADDENDUM
1)    Purpose of the Addendum: This 2022 Israeli Addendum shall form an integral part of the 2022 Stock Incentive Plan (the “Plan”) of Vishay Precision Group, Inc. (the “Company”), and it shall apply only to Employees who are (i) deemed residents of the State of Israel for the purpose of Israeli tax laws; and (ii) employed by the Company or any of its Israeli Subsidiaries.
This Addendum modifies the Plan so that it shall comply with the requirements set by the Israeli Tax Ordinance and the Rules (as defined below).
The Plan and this 2022 Israeli Addendum are complimentary to each other and shall be read and deemed as one. Any requirements provided in this Addendum shall be in addition to the requirements provided in the Plan and in the Agreement. In the event of a conflict, whether explicit or implied, between the provisions of the Plan and this Addendum, the latter shall govern and prevail.

2)    Definitions:
a)    Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meaning in this Addendum.
b)    For the purposes of this Addendum, the following terms shall have the meaning ascribed thereto as set forth below:
i)    “Addendum” means this 2022 Israeli Addendum, as amended from time to time.
ii)    “Rights” means stock options, restricted stock, restricted stock units, unrestricted stock and other stock award granted by the Company with respect to common shares of the Company granted in accordance with the terms of the Plan.
iii)    “Additional Rights” means any distribution of rights granted in accordance with the terms of the Plan, in connection with 102 Trustee Rights (as defined below) and/or with the Common Shares issued pursuant to such Rights.
iv)    “Controlling Shareholder” shall have the same meaning ascribed to it in Section 32(9) of the Tax Ordinance (as defined below).
v)    “Employee” shall have the same meaning ascribed to it Section 102.
vi)    “Lock-up Period” means the period during which the Trustee shall hold on behalf of the Employee Section 102 Trustee Rights granted to an Employee or, the underlying Common Shares as well as any Additional Rights distributed in connection therewith, in accordance with the terms and conditions set forth in Section 102, pursuant to the Company’s Section 102(b) Route Election, as applicable, and the Rules.
vii)    “Section 102” means Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 and the Rules, as applicable, and any regulations, rules, orders or procedures promulgated thereunder, all as amended from time to time.
viii)    “Non-Employee” means a consultant, adviser, service provider or any other person who is not an Employee.
ix)    “Rules” means Income Tax Rules (Tax Relief upon the Allotment of Shares to Employees), 2003.
x)    “Section 3(i)” means Section 3(i) of the Tax Ordinance and the applicable rules or regulations thereto, all as amended from time to time.
xi)    “Section 3(i) Right” means a Right granted pursuant to Section 3(i).
xii)    “Section 102 Trustee Right” means a Right intended to qualify, under the provisions of Section 102(b) of the Tax Ordinance (including the Section 102(b) Route Election), as either:
i.    “Ordinary Income Right Through a Trustee” for the special tax treatment under Section 102(b)(1) and the “Ordinary Income Route”, or
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ii.    “Capital Gain Right Through a Trustee”“ for the special tax treatment under Section 102(b)(2) and the “Capital Route”.
xiii)     “Section 102(b) Route Election” means the right of the Company to choose either the “Capital Route” (as set under Section 102(b)(2)), or the “Ordinary Income Route” (as set under Section 102(b)(1)), but subject to the provisions of Section 102(g) of the Tax Ordinance, as further specified in Section 5 below.
xiv)    “Section 102 Non-Trustee Right” means a Right granted not through a trustee under the terms of Section 102(c) of the Tax Ordinance.
xv)    “Tax Ordinance” means the Israeli Income Tax Ordinance, 1961.
xvi)    “Trustee” means a person or an entity, appointed by the Company and approved in accordance with the provisions of Section 102, to hold in trust on behalf of the Employees the granted Rights, or the underlying Common Shares, as well as all Additional Rights granted in connection therewith, in accordance with the provisions of Section 102.
xvii)    “Trust Agreement” means a written agreement between the Company and the Trustee, which sets forth the terms and conditions of the trust and is in accordance with the provisions of Section 102.
3)    Administration: Further to the authorities of the Committee, as detailed in Section 3 of the Plan, with regard to this Addendum, the Committee shall have full power and authority, at all times, to: (i) designate Rights as an: Section 102 Trustee Right, Section 102 Non-Trustee Right or Section 3(i) Right; (ii) make a Section 102(b) Route Election (subject to the limitations set under Section 102(g)); and (iii) determine any other matter and execute any document which are necessary or desirable for, or incidental to, the administration of the Addendum and the grant of Rights hereunder.
4)    Eligibility: Subject to the terms and conditions of the Plan, Section 102 Trustee Rights and Section 102 Non-Trustee Rights may be granted only to Employees of the Company or its Subsidiary provided that such Subsidiary is “employing company” within the meaning of Section 102(a) of the Tax Ordinance. Section 3(i) Rights may be granted only to Non-Employees and/or Employees who are Controlling Shareholders prior to and/or after the issuance of the Rights.
5)    Section 102(b) Route Election: No Section 102 Trustee Rights may be granted under this Addendum to any eligible Employee, unless and until, the Company’s election of the type of Section 102 Trustee Rights, either as “Ordinary Income Right Through a Trustee” or as “Capital Gain Right Through a Trustee”, is appropriately filed with the Income Tax Authorities before the first date of grant of Section 102 Trustee Right. Such Section 102(b) Route Election shall become effective beginning the first date of grant of a Section 102 Trustee Right under this Addendum and shall remain in effect until the end of the year following the year during which the Company first granted Section 102 Trustee Rights. The Section 102(b) Route Election shall obligate the Company to grant only the type of Section 102 Trustee Right it has elected, and shall apply to all Employees who were granted Section 102 Trustee Rights during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Tax Ordinance. For avoidance of doubt, it is clarified that the Company does not obligate itself to file a Section 102(b) Route Election, and in any case, such Section 102(b) Route Election shall be at the sole discretion of the Company. It is further clarified that such Section 102(b) Route Election shall not prevent the Company from granting Section 102 Non-Trustee Rights simultaneously.
6)    Trustee:
a)    Section 102 Trustee Rights, which shall be granted under the Addendum and any Common Shares issued pursuant to such Rights shall be issued to the Trustee who shall hold the same in trust for the benefit of the Employees at least for the applicable Lock-up Period. Upon the expiration of the Lock-up Period and subject to any further period included in the Plan and/or in the Agreement, the Trustee may release Section 102 Trustee Rights or Common Shares issued pursuant to such Rights to Employee only after the Employee’s full payment of his or her tax liability in connection therewith due pursuant to the Tax Ordinance and the Rules.
b)    Notwithstanding the above, in the event that an Employee shall elect to release Section 102 Trustee Rights or the Common Shares issued pursuant to such Rights prior to the expiration of the Lock-up Period, the sanctions under Section 102 shall apply to and shall be borne solely by the Employee.
c)    Any Additional Rights distributed to Employees shall be deposited with and/or issued to the Trustee for the benefit of the Employees, and shall be held by the Trustee for the applicable Lock-up Period in accordance with the provisions of Section 102 and the Rules.
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d)    Upon receipt of Section 102 Trustee Rights, an Employee will sign the Agreement, which shall be deemed as the Employee’s undertaking to exempt the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, the Addendum and any Right, Common Share or other rights received by the Employee in connection therewith.
e)    The Trustee and the Employees shall comply with the Tax Ordinance, the Rules and the provisions of the Trust Agreement.
7)    Issuance Section 102 Trustee Rights: The Company may grant Section 102 Trustee Rights after the passage of thirty (30) days’ following the delivery, to the appropriate Israeli Income Tax Authorities, of a request for approval of the Plan and the Addendum as well as the Trustee according to Section 102. Notwithstanding the above, if within ninety (90) days’ following the delivery of such request, the tax officer notifies the Company of its decision not to approve the Plan and/or the Addendum, the Rights, which were intended to be granted as Section 102 Trustee Rights, shall be deemed to be Section 102 Non-Trustee Rights, unless otherwise was approved by the tax officer.
8)    Fair Market Value: Without derogating from the definition of Fair Market Value in the Plan and solely for the purpose of determining the tax liability with respect to the grant of Capital Gain Right Through a Trustee pursuant to Section 102(b)(3), (i) if at the Date of Grant the Company’s stock is listed on any established stock exchange or a national market system or if the Company’s stock will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a share of Common Stock at the Date of Grant shall be determined in accordance with the average value of the Company’s Common Stock on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be; (ii) if the stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or (iii) in the absence of an established market, the Fair Market Value thereof shall be determined in good faith by the Company.
9)    Tax Consequences:
a)    Any tax consequences arising from the grant or exercise of any Right, from the payment for Common Shares covered thereby or from any other event or act (of the Employee, the Company, its Subsidiaries or the Trustee) hereunder, shall be borne solely by the Employee. The Company and/or its Subsidiaries and/or the Trustee shall withhold taxes according to the requirements under the Tax Ordinance, the Rules and any other applicable laws, rules, and regulations, including withholding taxes at source. The Company and/or the Trustee shall not be required to release any Share certificate to the Employee until all required payments have been fully made.
Furthermore, the Employee shall agree to indemnify the Company, the Subsidiary that employs the Employee and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Employee.
b)    In the event that Employee shall cease to be employed by the Company or its Subsidiary for any reason, the Employee shall be obligated upon the Company’s, the Subsidiary’s or the Trustee’s first demand to provide the Company, its Subsidiary and the Trustee with a security or guarantee, in the degree and manner satisfactory to them, to cover any future tax obligation resulting from the disposition of the Rights and/or the Common Shares acquired thereunder.
c)    With regard to Section 102 Trustee Rights, to the extent Section 102 and/or the Assessing Officer’s approval require the Addendum to contain specified provisions in order to qualify the Rights for preferential tax treatment, such provisions shall be deemed to be stated in this Addendum and to be an integral part hereof.
10)    Non-Transferability: Notwithstanding anything in the Plan to the contrary, with regard to Section 102 Trustee Rights and the shares of Common Stock issued pursuant to such Rights, as long as such Rights and/or Shares are held by the Trustee on behalf of the Employee, all rights of the Employee with respect thereto are personal and cannot be transferred, assigned, pledged or mortgaged, other than by will or by the laws of descent and distribution.
11)    Governing Tax Law: This Addendum and all instruments issued thereunder or in connection therewith shall be governed by and construed and enforced in accordance with the tax laws of the state of Israel, without giving effect to the principles of conflict of laws.
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12)    Effectiveness: This Addendum shall be effective with respect to Rights granted prior to or after its adoption by the Company.

*    *    *
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VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
                                                                                                                      Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 25, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
                                                                                                                      During The Meeting -
Go to www.virtualshareholdermeeting.com/VPG2022
                                                                                                                      You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
                                                                                                                     VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 25, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VISHAY PRECISION GROUP, INC. 3 GREAT VALLEY PARKWAY SUITE 150 MALVERN, PA 19355

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

			For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01) Janet Clarke		02) Wesley Cummins	03) Sejal Shah Gulati			04) Bruce Lerner	05) Saul Reibstein
06) Ziv Shoshani		07) Timothy Talbert	08) Marc Zandman
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain
2.	To approve the ratification of Brightman Almagor Zohar & Co., a firm in the Deloitte global network, as Vishay Precision Group, Inc.'s independent registered public accounting firm for the year ending December 31, 2022.							☐	☐	☐

3.	To approve the non-binding resolution relating to the executive compensation.							☐	☐	☐

4.	To approve the adoption of the Vishay Precision Group, Inc. 2022 Stock Incentive Plan.							☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

VISHAY PRECISION GROUP, INC.
Annual Meeting of Stockholders
May 26, 2022 9:00 AM ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Ziv Shoshani and William M. Clancy, and each of them acting individually, with full power of substitution, to vote all shares of common stock and Class B common stock of Vishay Precision Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vishay Precision Group, Inc. to be held via remote communication on Thursday, May 26, 2022 at 9:00 AM ET, and at any postponement or adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as indicated on the reverse side.

This proxy, when properly executed, will be voted as directed, or if no direction is given, will be voted "FOR" all director nominees, and "FOR" proposals 2, 3 and 4. This proxy, when properly executed, also delegates discretionary authority with respect to any other business that may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.
The stockholder signing this proxy hereby acknowledges receipt of the notice of annual meeting and proxy statement.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side